UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PICO HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PICO HOLDINGS, INC.
7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037

March 28, 2013

Dear Shareholder:
You are cordially invited to attend, as indicated below, our Annual Meeting of Shareholders to be held on Wednesday, May 15, 2013 at 11:00 am (PDT).
One of the steps we have taken this year to reduce operating expenses is to hold a virtual audio Annual Meeting via the Internet, rather than at a rented facility. We are offering a live webcast of the Annual Meeting for our Shareholders at https://virtualshareholdermeeting.com/PICO2013 where you will be able to listen to the Annual Meeting, vote electronically, and submit questions to Mr. Hart, our President and Chief Executive Officer, following his report on our operations after the conclusion of the formal portion of the Annual Meeting.
Under the United States Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to our shareholders via this medium. The new delivery process will allow us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On April 2, 2013, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials which contains instructions on how to access our proxy statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters to be acted upon are described in the Notice of Annual Meeting and proxy statement.
Only shareholders of record, as of the close of business on March 18, 2013, are entitled to receive notice of, to attend via the Internet, and to vote on matters to be presented at, the Annual Meeting.
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend our live webcast of the Annual Meeting of Shareholders, we urge you to vote and submit your proxy by the Internet, telephone or mail (if you have requested and received a paper copy of the proxy materials by mail) in order to ensure the presence of a quorum. If you attend the meeting via the Internet, you will, of course, have the right to revoke the proxy and vote your shares at that time. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.
We look forward to the Annual Meeting of Shareholders and thank you for your support.

/s/ Kristina M. Leslie
Kristina M. Leslie
Chair

/s/ John R. Hart
John R. Hart
President and Chief Executive Officer

PICO HOLDINGS, INC.
7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PICO Holdings, Inc.'s 2013 Annual Meeting of Shareholders will be held on Wednesday, May 15, 2013 at 11:00 am (PDT) via the Internet at https://virtualshareholdermeeting.com/PICO2013 for the following purposes:

1.
ELECTION OF DIRECTORS.  To elect as directors the three nominees named in the proxy statement, Carlos C. Campbell, Kristina M. Leslie, and Kenneth J. Slepicka, to serve for three years until the Annual Meeting of Shareholders in 2016 and until their respective successors have been duly elected and qualified.

2.
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION.  To vote on an advisory (non-binding) resolution approving the compensation of the Company's named executive officers, as disclosed in this proxy statement.

3.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

4.	VOTE ON PERFORMANCE INCENTIVE PLAN. To vote on a resolution approving a Performance Incentive Plan.
5.	To transact such other business as may be properly brought before the meeting and any adjournment of the meeting.

Our board of directors recommends a vote for Items 1, 2, 3, and 4. Any action may be taken on the foregoing matters at the Annual Meeting of Shareholders on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

The board of directors fixed the close of business on March 18, 2013 as the record date for this Annual Meeting. Only shareholders of record of our common stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum.

Registered holders may vote:

1.	By Internet: go to www.proxyvote.com;
2.	By toll-free telephone: call 1-800-652-VOTE (8683); or
3.	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the proxy card in the postage-paid envelope.

Beneficial Shareholders.  If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Any proxy may be revoked by the submission of a later dated proxy or a written notice of revocation before close of voting at the Annual Meeting of Shareholders.

By Order of the Board of Directors,
/s/ John R. Hart
Dated: March 28, 2013	John R. Hart President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2013

This proxy statement and the 2012 Annual Report are available at www.proxyvote.com

PICO HOLDINGS, INC.
7979 Ivanhoe Avenue, Suite 300
La Jolla, California 92037

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2013

PICO Holdings, Inc.'s board of directors is soliciting proxies for the 2013 Annual Meeting of Shareholders. This proxy statement contains information about the items you will vote on at the Annual Meeting. This proxy statement and the form of proxy will be made available to shareholders on the Internet on or about March 28, 2013. The meeting will be held at 11:00 am (PDT) on Wednesday, May 15, 2013 via live webcast on the Internet at: https://virtualshareholdermeeting.com/PICO2013.

The following matters will be considered at the Annual Meeting of Shareholders:

1.
To elect as directors the three nominees named herein, Carlos C. Campbell, Kristina M. Leslie, and Kenneth J. Slepicka, to serve for three years until the Annual Meeting of Shareholders in 2016 and until their respective successors have been duly elected and qualified.

2.	To vote on an advisory (non-binding) resolution approving the compensation of the Company's named executive officers, as disclosed in this proxy statement.
3.	To ratify Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.
4.	To vote on approval of the Performance Incentive Plan, as discussed in this proxy statement.
5.	To transact such other business as may be properly brought before the meeting and any adjournment of the meeting.

Our principal executive office is located at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037, and our telephone number is (888) 389-3222.

HOW TO PARTICIPATE IN THE ELECTRONIC MEETING

In order to participate in this year's Annual Meeting of Shareholders, please log on to:
https://virtualshareholdermeeting.com/PICO2013 and click on the “Investors” section and the “Annual Meeting Webcast” link at least 15 minutes prior to the start of the 11:00 am (PDT) meeting to provide time to register and download the required audio software, if needed. All shareholders will need to register by entering your name. If you would like to ask a question during the question and answer session following the Annual Meeting presentation, you will also need to enter the control number received with your Notice of Internet Availability of Proxy Materials or, if you requested a paper copy, the proxy card. Questions that would be appropriate to raise in person and that relate to the purpose of the meeting will be accepted during the meeting. To submit questions, please access the Annual Meeting webcast and select “Ask a Question.”

The webcast replay will be available until December 31, 2013.

SOLICITATION AND VOTING

Internet Availability of Annual Meeting Materials and Annual Report

We are making this proxy statement and our 2012 Annual Report to Shareholders, including our Form 10-K, as amended, for the year ended December 31, 2012 (which is not a part of our proxy soliciting materials), available to our shareholders electronically via the Internet. On April 2, 2013, we mailed to our shareholders entitled to vote a Notice of Internet Availability of Proxy Materials directing shareholders to a web site where they can access our proxy statement and annual report and view instructions on how to vote via the Internet or by phone.

If you only received a Notice of Internet Availability of Proxy Materials and would like to receive an email copy or a paper copy of our proxy materials along with a proxy card, one can be requested by calling us at (888) 389-3222, by internet at proxy.picoholdings.com, or by sending us a written request at:

7979 Ivanhoe Avenue
Suite 300
La Jolla, California 92037
Attention: Corporate Secretary

The Annual Report to Shareholders, including our Form 10-K, as amended (which is not a part of our proxy soliciting materials) for the year ended December 31, 2012, will be mailed with this proxy statement to those shareholders that request a copy of the proxy materials by mail. For those shareholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and our annual report (including our Form 10-K, as amended, and the exhibits filed with it) are available at our website at www.proxyvote.com. Upon request by any shareholder at the website, or to our corporate headquarters at the address or telephone number listed above, we will promptly furnish a proxy card along with a copy of our proxy statement, annual report on Form 10-K, as amended, and any or all exhibits, for the year ended December 31, 2012. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting of Shareholders.
Shareholders Sharing the Same Address

We have adopted a procedure called “householding,” which has been approved by the United States Securities and Exchange Commission, or SEC. Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those shareholders that request a paper copy of proxy materials by mail, one copy of our Annual Report to Shareholders and this proxy statement, to multiple shareholders who share the same address (if they appear to be members of the same family), unless we have received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing costs, mailing costs and fees.

Voting Information
Record Date. The record date for our Annual Meeting of Shareholders is March 18, 2013. On the record date, there were 22,733,649 shares of our common stock outstanding.
Voting Your Proxy. Only shareholders of record as of the close of business on the record date, March 18, 2013, are entitled to vote. Except for shares held by our subsidiaries, which will not be voted at the Annual Meeting, each share of common stock entitles the holder to one vote on all matters brought before the Annual Meeting. Shareholders whose shares are registered in their own names may vote (1) via the Internet, (2) by telephone or (3) if you have requested and received a paper copy of the proxy materials by mail, by returning a proxy card. Proxies will be voted as instructed by the shareholder or shareholders granting the proxy. Unless contrary instructions are specified, if you complete and submit (and do not revoke) your proxy or voting instructions prior to the Annual Meeting, the shares of our common stock represented by the proxy will be voted (1) FOR the election of each of the three director candidates nominated by the board of directors; (2) FOR the approval of the advisory resolution approving the Company's executive compensation; (3) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; (4) FOR the approval of the Performance Incentive Plan, as discussed in this proxy statement; and (5) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.
Cumulative Voting. In voting for the election of directors, all shareholders have cumulative voting rights if at least one shareholder gives notice, whether at the Annual Meeting or prior to the voting, of the shareholder's intention to cumulate votes. If cumulative voting is permitted in the election of directors, the proxy holders will have discretion as to the manner in which votes represented by the proxy are to be cumulated, unless the proxy indicates the manner in which such votes are to be cumulated. Accordingly, each shareholder may cumulate such voting power and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distribute such shareholder's votes on the same principle among two or more candidates, as such shareholder sees fit. If you are a shareholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card. We will not accept any notice to cumulate by the Internet or telephone. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee.

Cumulative voting applies only to the election of directors. For all other matters, each share of common stock outstanding as of the close of business on March 18, 2013, the record date for the Annual Meeting of Shareholders, is entitled to one vote. If you vote by proxy card and sign your card with no further instructions, Maxim C.W. Webb and James F. Mosier, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

Revoking Your Proxy. Shareholders may revoke their proxy at any time before we close polling for each matter to be voted on at the Annual Meeting by submitting a later-dated vote electronically at the Annual Meeting of Shareholders, via the Internet, by telephone, by mail, or by delivering instructions to our Corporate Secretary before the Annual Meeting of Shareholders. If you hold shares through a bank or brokerage firm, you may revoke any prior voting instructions by contacting that firm in advance of the close of polling for each matter to be voted on at the Annual Meeting of Shareholders.

Vote Required, Abstentions and Broker Non-Votes. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote, which shall include all shares voted electronically via the Internet, is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting of Shareholders. A broker non-vote occurs when shares are held in “street name” by a broker and the beneficial owner of such shares does not instruct the broker as to how to vote his or her shares on non-routine matters. In this case, the broker will not have the discretion to vote the shares and the shares will be considered “broker non-votes.” All matters, except the proposal to ratify Deloitte & Touche LLP as our independent registered public accounting for 2013, are considered non-routine matters under the rules that apply to brokers, and therefore brokers will have discretion to vote the shares without the instructions on that proposal only.

If a quorum is present, the three nominees for election as directors receiving the highest number of votes will be elected. Approval of the advisory resolution approving the Company's executive compensation in proposal number two and the ratification of the appointment of Deloitte & Touche LLP in proposal number three requires the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any such matter. For purposes of 162(m) of the Internal Revenue Code, approval of the Performance Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal.

Abstentions will be treated as votes "against" proposals two and three, but will not be considered votes cast on proposal number four and will therefore have no effect on such proposal. Broker non-votes are not counted as votes for or against any of the proposals and are not considered votes cast, and will therefore have no effect on the outcome of the vote on any of the proposals.

Proxies and ballots will be received and tabulated by Broadridge Financial Solutions, Inc., which is also the inspector of elections for the Annual Meeting. Except for contested proxy solicitations or as required by law, proxy cards and voting tabulations that identify shareholders are kept confidential.

Expenses of Solicitation. We will bear the expense of assembling, preparing, printing, mailing and distributing the notices and these proxy materials and soliciting votes. Proxies will be solicited by mail, telephone, personal contact, and electronic means and may also be solicited by directors, officers or employees (who will receive no additional compensation for their services in such solicitation) in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration. We will compensate only independent third-party agents that are not affiliated with us but who solicit proxies. We have retained Morrow and Company to act as a proxy solicitor in conjunction with the meeting, and we have agreed to pay them $6,500 plus reasonable out of pocket expenses, for proxy solicitation services. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection with these activities. Your cooperation in promptly voting your shares and submitting your proxy by the Internet or telephone, or by completing and returning the proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Voting Results. We will announce preliminary results at the Annual Meeting of Shareholders and also on a Form 8-K to be filed with the SEC within four business days after the meeting.

CORPORATE GOVERNANCE

Director Independence

The board of directors has determined that Carlos C. Campbell, Robert G. Deuster, Kristina M. Leslie, Michael J. Machado, and Julie H. Sullivan, Ph.D., are “independent directors” as defined by listing standards for the NASDAQ Global Market. Ronald Langley, John R. Hart, and Kenneth J. Slepicka are not "independent directors" under those standards. The independent directors have regularly scheduled executive session meetings at which only the independent directors are present. In 2012, executive sessions were led by Ms. Leslie, who is an independent director and served as Vice Chair (and later as Chair). An executive session is held in conjunction with each regularly scheduled quarterly board meeting and other sessions may be called by the Chair in her own discretion or at the request of the board of directors.

Board Leadership Structure

The Corporate Governance and Nominating Committee has been responsible for reviewing and making recommendations to the board of directors regarding the board's leadership structure. The role of the Chair is to manage the affairs of the board of directors, including ensuring that the board is organized properly, functions effectively and meets its obligations and responsibilities. The Chair also develops and approves agendas and presides at all meetings of the board of directors and the shareholders. From November 1996 until May 2007, the position was held by Mr. Langley, one of our executive officers during that time. After Mr. Langley informed the board of directors of his decision to voluntarily retire, the Corporate Governance and Nominating Committee and the board of directors considered whether the Chair should be an independent director. In the course of their evaluation, this Committee and the board of directors considered factors that included:

•	the challenges and opportunities of our Company, including the need for clear accountability;
•	the policies and practices in place to provide effective and independent oversight of management;
•	applicable regulatory requirements; and
•	corporate governance trends and practices of other public corporations.

After considering these and other factors, in February 2008, the Corporate Governance and Nominating Committee recommended, and the board of directors approved, the election of an independent chair. As a result, John D. Weil, who served as Lead Director from May 2007 until August 2010, was elected Chair. Mr. Weil served as Chair until he retired from the Board in August 2010, at which point the board appointed Mr. Langley as non-executive Chair and Ms. Leslie as non-executive Vice Chair. Mr. Langley served as Chair until May 2012, at which time Ms. Leslie was elected as Chair.

Our board of directors believes that the current board leadership structure is best for our Company and our shareholders because it:

•
Separates the offices of Chair and Chief Executive Officer. As opposed to having a Chair who is also the Chief Executive Officer, a non-executive Chair enhances the board's ability to provide oversight of management.

•
Provides for Continuity. We appointed Kristina M. Leslie as non-executive Chair in May 2012. Ms. Leslie is an independent director and her serving in a prominent role as the Chair, and after having served as Vice Chair, increases her visibility to our shareholders.

•
Requires substantial time. The Chair's role has evolved to include significant duties and responsibilities, such as more interaction with executive management on strategic opportunities, capital formation, and other important matters, which may be difficult to reconcile with the full-time demands of managing the day-to-day affairs of the Company.

•
Enhances the independent oversight of management and reduces any conflicts of interest.  Because the board of directors serves to oversee and monitor the actions of management, the board believes its leaders should be in a position to be critical of such actions.

Role of the Board of Directors in Risk Oversight

Our board of directors as a group is responsible for all risk oversight of our Company and, as such, has full access to management so that it can maintain open and continuous communication that ensures that the risks associated with the various aspects of our Company are appropriately identified and addressed. In addition, each of our committees oversees a portion of the Company's risk framework and controls. Our Compensation Committee reviews the risks associated with compensation incentives. Our Audit Committee oversees the risks associated with (a) our financial statements, financial and liquidity risk exposures, including any material and pending legal proceedings, significant transactions, and investment guidelines and performance, (b) fraud, (c) security of and risks related to information technology systems and procedures, and (d) related party transactions and actual and potential conflicts of interests. Our Corporate Governance and Nominating Committee oversees the policies and procedures related to director and management succession and transition.

In carrying out each of their responsibilities in overseeing the Company's policies with respect to risk, the committees discuss the issues with internal personnel and third parties that they deem appropriate. After such review and discussions, the committees evaluate and report to the full board of directors each of their respective findings and recommendations. The board of directors is ultimately responsible for the adoption of any such recommendations.

The Company's leadership structure compliments our board of directors' risk oversight function. The separation of the offices of the Chief Executive Officer and the Chair promotes effective consideration of matters presenting significant risks by management and directors. Our board of directors' role of risk oversight has not specifically affected its leadership structure. Our board of directors regularly reviews its leadership structure and evaluates whether it is functioning effectively.

Committees of the Board of Directors

The board of directors has an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating, Audit, and Compensation Committees are composed solely of independent directors. The committees operate pursuant to written charters, which are available on our website under “Corporate Governance” at http://investors.picoholdings.com. The following table sets forth the three standing committees of the board, the current members of each committee and the number of meetings held by each committee in 2012.

Name of Director	Audit	Compensation	Corporate Governance and Nominating
Carlos C. Campbell*	Member	Chair	Member
Robert G. Deuster*	Member	Member	
John R. Hart			
Ronald Langley			
Kristina M. Leslie*	Member, Financial Expert	Member	Chair
Kenneth J. Slepicka			
Julie H. Sullivan, Ph.D.*	Chair, Financial Expert		Member
Number of Committee Meetings in 2012	4	3	2

Legend: Chair Member Financial Expert

*Independent Director

Audit Committee. The Audit Committee consists of Dr. Sullivan (Chair), Mr. Campbell, Ms. Leslie, and Mr. Deuster, none of whom has been or is an officer or employee of our Company. Each member of the Audit Committee, in the judgment of the board of directors, is independent as that term is defined in the listing standards for the NASDAQ Global Market.

The functions of the Audit Committee include: (a) overseeing our accounting and financial reporting processes; (b) meeting with the independent registered public accounting firm to review their reports on their audits of our financial statements, their comments on our internal control over financial reporting and the action taken by management with regard to such comments; (c) reviewing and approving all related persons transactions; (d) reviewing auditor independence; (e) issuing an Audit Committee report to the shareholders; and (f) the appointment of our independent registered public accounting firm and pre-approving all auditing and non-auditing services to be performed by such firm. The Audit Committee has the authority, in its discretion, to order interim and unscheduled audits to investigate any matter brought to its attention and to perform such other duties as may be assigned to it from time to time by the board of directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012, its accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. A copy of the Audit Committee's Charter is posted on our website under “Corporate Governance” at http://investors.picoholdings.com.
Audit Committee Financial Experts

The board of directors has determined that Kristina M. Leslie, and Julie H. Sullivan, Ph.D., are each qualified as an audit committee financial expert as defined in SEC rules.

Compensation Committee. The Compensation Committee consists of Mr. Campbell (Chairman), Ms. Leslie and Mr. Deuster. None of its members is or has been an officer or employee of our Company, and our board of directors has determined that each member of the Compensation Committee is independent as that term is defined in the listing standards for the NASDAQ Global Market.

The functions of the Compensation Committee include: (a) evaluating the performance of, and set compensation for, our Chief Executive Officer and other senior management; (b) reviewing and approving the overall executive compensation program for our executives and the executives of our subsidiaries; (c) considering and reviewing compensation levels for service as a member of our board of directors and its committees; (d) making recommendations to our board of directors with respect to new cash-based incentive compensation plans and equity-based compensation plans; and (e) administering and granting awards under the PICO Holdings, Inc. 2005 Long-Term Incentive Plan. The Compensation Committee's goals are to attract and retain qualified directors and key executives critical to our long-term success, to reward executives for our long-term success and the enhancement of shareholder value, and to integrate executive compensation with both annual and long-term financial results. Additional information on the Compensation Committee's processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis below. A copy of the Compensation Committee's Charter is posted on our website under “Corporate Governance” at http://investors.picoholdings.com.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee members consist of Ms. Leslie (Chair), Dr. Sullivan and Mr. Campbell, and None of its members is or have been an officer or employee of our Company. In the judgment of the board of directors, it has been determined that each committee member is independent, as that term is defined in the listing standards for the NASDAQ Global Market. The functions of the Corporate Governance and Nominating Committee include: (a) identifying, reviewing, evaluating and selecting candidates to be nominated for election to the board of directors; (b) identifying and recommending members of the board of directors to committees; (c) overseeing and implementing the system of the corporate governance of the Company; and (d) overseeing the plans and process to monitor, control and minimize our risks and exposures.

A copy of the Corporate Governance and Nominating Committee's Charter is posted on our website under “Corporate Governance” at http://investors.picoholdings.com.

Director nominees. The Corporate Governance and Nominating Committee works with the Board of Directors to determine the appropriate characteristics, skills, and experience for the board as a whole and its individual members. This evaluation includes issues of diversity, age, skills and experience - all in the context of an assessment of the perceived needs of the Board at that time. In evaluating the suitability of individual board members for continued service, as well as potential new candidates for the Board, the Corporate Governance and Nominating Committee and the board take into account many factors, including:

•	business experience;

•	academic credentials;

•	inter-personal skills;

•	the ability to understand our business;

•	leadership skills;

•	the understanding of the responsibilities of being a director of a publicly held company;

•	corporate experience;

•	prior experience on other boards of directors; and

•	the potential for contributing to our success.

Although we do not currently have a policy with regard to the formal consideration of diversity in identifying candidates for election to the board, the Corporate Governance and Nominating Committee recognizes the benefits associated with a diverse Board, and takes diversity considerations into account when identifying candidates. The Corporate Governance and Nominating Committee utilizes a broad conception of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. We endeavor to have a Board representing diverse experience at policy-making levels in business, government, and education, and in areas that are relevant to our activities. Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. These factors, and others considered useful by the Corporate Governance and Nominating Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular time.

Directors are expected to possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Board members are expected to rigorously prepare for, attend, and participate in all Board and applicable Committee meetings.

In 2012, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating board nominee candidates.

The Corporate Governance and Nominating Committee will consider nominees recommended by shareholders; however, such recommendations must be submitted in writing to our Corporate Secretary along with the candidate's resume and any other relevant information. See “Shareholder Nomination of Directors” below.

Directors' Attendance

In 2012, there were four meetings of the board of directors. All of the directors attended all of the board and their respective committee meetings.
It is the policy of the board that each director, in the absence of extenuating circumstances, should attend our Annual Meeting of Shareholders in person. All of our directors attended our 2012 Annual Meeting.

Corporate Governance Guidelines (including Majority Voting Policy and Stock Ownership Guidelines)

We have adopted Corporate Governance Guidelines which are posted on our website under “Corporate Governance” at http://investors.picoholdings.com. These Corporate Governance Guidelines are a set of policies intended to guide the board of directors in its governance practices in the future. In addition to addressing many of the items discussed in this Corporate Governance section, our Corporate Governance Guidelines include stock ownership guidelines (which are discussed in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement), and a majority voting policy.

Under the majority voting policy, even though directors are elected by plurality vote, if a director receives in an uncontested election a greater number of “Withhold” votes than votes cast “For” his or her election, the Corporate Governance and Nominating Committee will undertake an evaluation of the appropriateness of the director's continued service on the board. In performing this evaluation, the Corporate Governance and Nominating Committee will review all factors deemed relevant, including the stated reasons why shareholders withheld votes for election from such director, the director's length of service, his or her past contributions to the Company and the board, including committee service, and the availability of other qualified candidates. The Corporate Governance and Nominating Committee will then make its recommendation to the board. The board will review this recommendation and consider such further factors and written information as it deems relevant.

Under this policy, the Corporate Governance and Nominating Committee will make its recommendation, and the board will act on the Committee's recommendation, no later than 90 days following the date of the shareholders meeting. If the board determines remedial action is appropriate, the director shall promptly take what action is requested by the board. If the director does not promptly take the recommended remedial action, or if the board determines that immediate resignation is in the best interests of the Company and its shareholders, the director shall promptly tender his or her resignation upon request from the board.

We will publicly disclose the board's decision within four business days in a Current Report on Form 8-K with the SEC, providing an explanation of the process by which the decision was reached and, if applicable, the reason for not requesting the director's resignation. The director in question will not participate in the Corporate Governance and Nominating Committee or the board's analysis.

Shareholder Nomination of Directors

Any shareholder of the Company may nominate one or more persons for election as a director at an Annual Meeting of Shareholders if the shareholder complies with the notice, information and consent provisions contained in our bylaws. We have an advance notice bylaw provision. In order for the director nomination to be timely for the 2014 Annual Meeting, a shareholder's notice to our secretary must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary of the day before the date of the 2013 Annual Meeting. As a result, any notice for a director nomination given by a shareholder pursuant to the provisions of our bylaws (other than notice pursuant to SEC Rule 14a-8) must be received no earlier than January 14, 2014 and no later than the close of business on February 13, 2014.
If the date of our 2014 Annual Meeting is a date that is not within 30 days before or 60 days after May 15, 2014, the anniversary date of our 2013 Annual Meeting, shareholder director nominations must be delivered to our principal executive offices no earlier than the close of business on the 120th day before the Annual Meeting and not later than the close of business of (i) the 90th day prior to such Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by us.
Shareholder nominations must include the information regarding each nominee required by our bylaws. A copy of our bylaws is posted on our website under “Corporate Governance” at http://investors.picoholdings.com. Nominations not made according to these procedures will be disregarded. The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders, when submitted in writing along with the candidate's resume and any other relevant information. All candidates (whether identified internally or by a qualified shareholder) who, after evaluation, are then recommended by the Governance and Nominating Committee and approved by the board, will be included in our recommended slate of director nominees in our proxy statement. For information about shareholder proposals (other than nominations of directors), please see “Shareholder Proposals to be Presented at Next Annual Meeting” in this proxy statement.
CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees. A copy may be obtained without charge by writing to our Corporate Secretary at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037. It is also posted on our web site under “Corporate Governance” at
http://investors.picoholdings.com.

Amendments to or waivers of our Code of Business Conduct and Ethics granted to any of our directors or executive officers will be published promptly on our web site.

PROCESS FOR SHAREHOLDERS TO COMMUNICATE WITH BOARD OF DIRECTORS

Individuals may contact our entire board of directors or an individual director by sending a written communication to the board or such director in care of:

Corporate Secretary PICO Holdings, Inc. 7979 Ivanhoe Avenue, Suite 300 La Jolla, California 92037

Each communication must set forth the name and address of the shareholder on whose behalf the communication is sent. The Corporate Secretary may review the letter or communication to determine whether it is appropriate for presentation to the board or to the directors or director specified. Advertisements, solicitations or hostile communications will not be presented. Communications determined by the Corporate Secretary to be appropriate for presentation will be submitted to the board or to the directors or director specified immediately thereafter. If no director is specified, the Corporate Secretary will immediately forward appropriate letters or communications to the Chairman of the board of directors.

A shareholder wishing to communicate directly with the non-management members of the board may address the communication to “Non-Management Directors, c/o Board of Directors” at the same address above. These communications will be handled by the Chairman of the Audit Committee. Finally, communications can be sent directly to individual directors by addressing letters to the director's individual name, c/o the Board of Directors, at the address above.
PROPOSAL NO. 1:
ELECTION OF DIRECTORS
Nominees and Continuing Directors

We have a classified board of directors. Our directors are divided into three classes, with each class serving a three-year term. The terms of office of each class end in successive years. Three of our directors are to be elected at our 2013 Annual Meeting for terms ending at the Annual Meeting of Shareholders in the year 2016 or until their respective successors have been duly elected and qualified.

Unless otherwise instructed, Maxim C.W. Webb and James F. Mosier, as proxy holders, intend to distribute the votes represented by proxies in such proportions as they deem desirable to elect the three nominees named below or their substitutes. Although it is not contemplated that any nominee will decline or be unable to serve, if either occurs prior to the meeting, a substitute nominee will be recommended to the board by the Corporate Governance and Nominating Committee. See “Security Ownership of Certain Beneficial Owners and Management” for the number of shares of our common stock beneficially owned by these nominees.

The board of directors, at the recommendation of our Corporate Governance and Nominating Committee, has nominated Carlos C. Campbell, Kristina M. Leslie, and Kenneth J. Slepicka for election as directors at our Annual Meeting on May 15, 2013 for terms ending in 2016. The directors unanimously approved the nomination for election to the board of Carlos C. Campbell, Kristina M. Leslie, and Kenneth J. Slepicka and each of the nominees has consented to be nominated and to serve if elected.

Information Regarding Nominees and Continuing Directors

The following table and biographical descriptions set forth certain information with respect to the three nominees and our other five directors, each of whom are currently serving and, unless otherwise specified, have served continuously since she or he was previously elected. This information is based on information furnished to us by each such director. The ages listed below are as of February 1, 2013.

Name	Age	Term Expires	Director Since	Positions Held with the Company (other than Director)
Carlos C. Campbell *	75	2013	1998
Kristina M. Leslie *	48	2013	2009	Non-Executive Chair
Kenneth J. Slepicka *	56	2013	2005
John R. Hart	53	2014	1996	President and Chief Executive Officer
Ronald Langley	68	2014	1996
Michael J. Machado	65	2014	2013
Robert G. Deuster	62	2015	2011
Julie H. Sullivan, Ph.D.	55	2015	2009
* Nominees for terms ending in 2016

Each of our directors and nominees has an established record of professional accomplishment in his or her chosen field, the ability to contribute positively to the collaborative culture among board members, as well as professional and personal experiences and expertise relevant to our objective of generating superior long-term growth in our book value per share. Additionally, each of our independent directors is a member of the National Association of Corporate Directors. All of our directors develop and continue to oversee the long-term strategy, management structure, and corporate governance programs that are in place today. The following provides further qualifications, attributes and other biographical information with respect to the three nominees and the other continuing directors.

Nominees for Directors to be Elected in 2013 with Term Ending in 2016

Carlos C. Campbell has served as a member of our board of directors since 1998. He is Chair of the Compensation Committee, a member of the Audit and Corporate Governance and Nominating Committees. He is the President of Global 21, LLC, a strategic advisory company, (Formerly C.C. Campbell & Co., 1985-2011) and Initiative Films, LLC (2011- Present). Mr. Campbell has served as a director of Resource America, In. since 1990. Mr. Campbell has also served as a director of eight other public corporations. Mr. Campbell has completed over two dozen seminars on director training. He has a Certificate of Director Education from the National Association of Corporate Directors and is a graduate of the Director's Institute, University of California Los Angeles where he was designated a Certified Corporate Director. He has completed seminars in corporate governance, auditing and compensation at the Harvard Business School. Mr. Campbell is a member of the National Association of Corporate Directors and is a member of the inaugural class, 2011, of Board Leadership Fellows. He was also elected to the NACD Directorship 100, the most influential directors of U.S. corporations. Mr. Campbell has participated in numerous professional forums with the NACD on governance, compensation and mergers & acquisitions.

Mr. Campbell served as the Assistant Secretary of Commerce for Economic Development, U.S. Department of Commerce (1981-1984) where he was the final authority for an annual program budget of $300 million and a loan portfolio in excess of $1 billion. We believe that Mr. Campbell's extensive directorship training, strategic advisory and government experience, two areas of expertise that are important to certain of our operating segments, enrich the makeup of the board of directors and provide keen insight into our businesses leading to our conclusion that he should serve on our board of directors. Mr. Campbell has a B.S. in Construction Management from Michigan State University, a Certificate in Engineering Science from the U.S. Naval Post Graduate School, and a Master of City & Regional Planning from the School of Engineering & Architecture, Catholic University of America. Mr. Campbell's record of service as a director on public boards and with government agencies also gives him substantial experience on financial, governance and risk oversight matters leading to our conclusion that he should serve on our board of directors.

Mr. Campbell was also a director of HyperFeed Technologies, Inc., formerly an 80% owned subsidiary of the Company that filed for bankruptcy in 2006.

Kristina M. Leslie has served on our board of directors since 2009 and as our Non-Executive Vice Chair and lead independent director since August 2011. Ms. Leslie is the former Chief Financial Officer of DreamWorks Animation SKG, Inc. where she served in that capacity from 2004 through 2007. Prior to becoming Chief Financial Officer of DreamWorks Animation, Ms. Leslie served as Chief Financial Officer of DreamWorks LLC from 2003 through 2004. Prior to that, she oversaw the corporate finance and strategic planning functions at DreamWorks, LLC since 1996. Currently, Ms. Leslie serves on the Board of Directors of Orbitz Worldwide, Inc. where she is a member of the Audit, Compensation and Nominating and Governance Committees as well as the Board of Directors of Methodist Hospital of Southern California where she is Treasurer and Chair of the Finance, Audit and Compliance Committee. Additionally, Ms. Leslie has been a member of the Audit Committee as well as the Board of Directors of Obagi Medical Products since July 2013. Obagi Medical Products, Inc., founded in 1988 and headquartered in Long Beach, California, is a global, specialty pharmaceutical company that develops, markets, and sells proprietary skin care systems in the physician-dispensed skin care market. Ms. Leslie is also the Chair of the Flintridge Preparatory School Board of Trustees. Ms. Leslie is a member of the National Association of Corporate Directors. Kristina Leslie holds a BA in Economics from Bucknell Universiy and an MBA with a concentration in Finance from Columbia University.

Ms. Leslie has substantial management experience from her years of service at DreamWorks LLC and later as CFO of DreamWorks Animation SKG, a publicly-held company, which gives her keen insight on matters relating to strategic planning, financial reporting, financial management, corporate governance, risk oversight, and management succession. Ms. Leslie's years of service as a director on public and not-for-profit companies also gives her substantial experience on financial, governance and risk oversight matters leading to our conclusion that she should serve on our board of directors.

Kenneth J. Slepicka has served as a member of our board of directors since 2005. Mr. Slepicka is currently the Chairman, Chief Executive Officer and acting Chief Financial Officer of Synthonics Inc., an early stage biotechnology company, and has served in such capacity since 2005. Mr. Slepicka has a master's of business administration. Mr. Slepicka has also received a Master Director Certification from the National Association of Corporate Directors. Mr. Slepicka is a member of the National Association of Corporate Directors and has earned certificates of director education in 2007, 2008, and 2009 from this organization. In addition, Mr. Slepicka served as President and Treasurer of SBC Warburg Futures Inc. from 1994 to 1998 and as Executive Director of Fixed Income Trading for O'Connor & Associates from 1985 to 1994. He has also held risk advisor and portfolio manager positions in the financial services industry. Mr. Slepicka has served as a member of the FIA Steering Committee and the Federal Reserve FCM Working Group and as a Governor of the Board of Trade Clearing Corporation. In addition, Mr. Slepicka currently serves and has served on the boards of directors of several not-for-profit entities.

He is also a former member of the Chicago Board of Trade, Chicago Mercantile Exchange, Chicago Board of Options Exchange, and Pacific Options Exchange. His management and operational experience leads to our conclusion that he should serve on our board of directors.

Mr. Slepicka was also a director of HyperFeed Technologies, Inc., formerly an 80% owned subsidiary of the Company that filed for bankruptcy in 2006.

Directors whose Terms Continue Into 2014

John R. Hart has served as our President and Chief Executive Officer and as a member of our board of directors since 1996. Mr. Hart also serves as an officer and/or director of the following subsidiaries of ours: Vidler Water Company, Inc. (Director since 1995, Chairman since 1997, and Chief Executive Officer since 1998), UCP, LLC (Director and Chairman since 2007), and PICO Northstar, LLC (Director and Chief Executive Officer since 2010). From 1997 to 2006, Mr. Hart was a director of HyperFeed Technologies, Inc., formerly an 80% owned subsidiary of the Company that filed for bankruptcy in 2006, where he served as chairman of the nominating committee and as a member of the compensation committee.

Mr. Hart has been our President and Chief Executive Officer and a member of our board for almost fifteen years and his leadership and strategic guidance over these years have been critical to our success. Mr. Hart also brings the knowledge of the operations of our Company to the board, which provides invaluable insight to the board as it reviews the Company's strategic and financial plans leading to our conclusion that he should serve on our board of directors.

Ronald Langley has served as a member of our board of directors since 1996; he served as our Chairman from August 2010 to May 2012, a position he previously held from 1995 to 2007. Mr. Langley is currently a private investor. Mr. Langley previously served as an officer and/or a director of Vidler Water Company, Inc. from 1995 to 2007. In addition, Mr. Langley was a director of HyperFeed Technologies, Inc., formerly an 80% owned subsidiary of the Company that filed for bankruptcy in 2006. In the last five years, Mr. Langley has served as a director of the following public companies: Jungfraubahn Holding AG; Redflex Holdings Limited; Guinness Peat Group PLC; Water Factory Company Limited (unlisted); Greenbox Group Limited; and Mercantile Investment Company Limited. Mr. Langley has been a director of over 30 entities, including companies, universities, foundations, credit unions, political organizations, and charities, in eight countries around the world. Mr. Langley has been analyzing SEC-filed financial statements since 1978 and has extensive forensic accounting analysis experience.

We believe that Mr. Langley's expertise in “value” investing and experience has played a significant role in our growth and success of our Company during the past 18 years, including the periods Mr. Langley served as our Chairman, leading to our conclusion that he should serve on our board of directors.

Michael J. Machado was elected by the Board of Directors on March 27, 2013. Mr. Machado was a member of the California State Assembly from 1992 - 2000 and was a California State Senator from 2000 - 2008. He received an undergraduate degree in Economics from Stanford and a Master's degree in Agricultural Economics from the University of California, Davis. In addition he attended Harvard University's Agribusiness Executive Education Program. Since 2008, Mr. Machado has been the owner and operator of a diversified farming operation in California's Central Valley. As a state legislator in California, Mr. Machado was heavily involved in numerous issues, including water policy and agricultural policy.

We believe that Mr. Machado's extensive educational and legislative experience, and his continuing involvement in owning and operating a diversified farming operation, as well as his involvement in water policy issues make him a valuable addition to the Board of Directors.

Directors whose Terms Continue Into 2015

Robert G. Deuster was elected to the board on February 28, 2011. Mr. Deuster currently is the Chief Executive Officer of Collector's Universe, a public company that is a global provider of authenticating and grading services to the collectibles market and a member of their board. Previously, Mr. Deuster served as Chairman and Chief Executive Officer of Newport Corporation, a public company that is a global supplier of laser, optical and motion control products, from May 1996 until his retirement in October of 2007. Mr. Deuster also served as President of Newport from May 1996 until July 2004, and in June 1997 became Chairman of the Board. From 1985 to 1996, Mr. Deuster served in various senior management positions at Applied Power, Inc. (now Actuant Corporation, a public company), a global manufacturer of electrical and hydraulic products, serving as Senior Vice President of the Distributed Products Group from 1994 to 1996, President of the Barry Controls Division from 1989 to 1994, President of the APITECH Division from 1986 to 1989, and Vice-president of Sales and Marketing of the Enerpac Division from 1985 to 1986. From 1975 to 1985, he held engineering and marketing management positions at General Electric Company's Medical Systems Division. Mr. Deuster currently serves on the board of Symmetry Medical Inc., a public company that provides medical devices and solutions to the global orthopedic market. He also serves as a director of Ondax, Inc., a private optical components company. Mr. Deuster received a B.S. in Electrical Engineering from Marquette University in 1973. Mr. Deuster is a member of the National Association of Corporate Directors.

We believe that Mr. Deuster's extensive technology industry experience and experience on the boards of directors of various public and private companies makes him an invaluable member of our board of directors. This experience provides him keen insight of both the management and operations of a business and the governance and oversight matters facing companies and led to our conclusion that he should serve on our board of directors.

Julie H. Sullivan, Ph.D. has served as a member of our board of directors since 2009. Dr. Sullivan is Executive Vice President and Provost of the University of San Diego and has served in such capacity since 2003 after an extensive academic and administrative career as a professor in business and accounting at the University of North Carolina at Chapel Hill (1987-2003) and University of California, San Diego (2003-2005). Dr. Sullivan has served as an Advisory Director and as a member of the audit, compensation, and pension committees of Schenectady International, Inc., a privately owned, global chemical company since 2001. In addition, Dr. Sullivan has 8 years of cumulative prior experience as a director of two other public companies (Applied Micro (AMCC), an electronics company, and United PanAm Financial Corporation (UPFC), a specialty finance company), where she chaired the audit committees of both boards. Dr. Sullivan also has recently served on two non-profit boards, The Old Globe Theatre (2006 - Present) and Project Concern International (2006 - 2012).

Dr. Sullivan has a Ph.D. in business and accounting and a Master's degree in accounting and taxation from the University of Florida. Dr. Sullivan also is a certified public accountant (non-practicing) and is a member of the National Association of Corporate Directors. Based on Dr. Sullivan's extensive experience on the boards of diverse entities and her management experience and academic research, we believe that she is extremely knowledgeable and a renowned expert with regard to financial reporting, corporate governance, and business strategy matters and provides an invaluable perspective to our board of directors leading to our conclusion that she should serve on our board of directors.

Vote Required for Election of Each Director

The three nominees for election as directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the election of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2:
ADVISORY (NON-BINDING) VOTE
APPROVING EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our shareholders have the opportunity to cast an advisory (non-binding) vote on executive compensation, commonly referred to as a “Say-on-Pay” vote. Our board of directors has determined that this “Say-on-Pay” vote shall be held annually.

The advisory vote on executive compensation is a non-binding vote on the compensation of our “named executive officers,” as identified in the Compensation Discussion and Analysis, or CD&A section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the CD&A section of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2012 compensation of our named executive officers. The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our board of directors, or our compensation policies and practices as they relate to risk management. Our compensation philosophy is based on the principle of aligning pay and performance. The primary objectives of our compensation program are to pay for performance, recruit, retain and motivate the highest quality executive officers who are critical to our success, align the interests of our named executive officers and other employees with those of our shareholders and promote excellent corporate governance. The CD&A section of this proxy statement provides a more detailed discussion of our executive compensation program and compensation philosophy.

We have many compensation practices that ensure consistent leadership, decision-making and actions, without taking unnecessary risks. The practices are discussed in detail in the CD&A and include:

•	Our overall compensation programs include a mix of different components for the short-term (base salary) and the long-term (bonuses based on growth in book value per share and stock-based awards).
•	We adhere to the highest ethical standards in our corporate governance practice, such as our long-standing insider trading policy.
•	We do not provide tax reimbursements or gross-ups in connection with any of the components of our executive compensation.
•	All of our employees are employed on an at-will basis, other than our CEO who is the only employee with an employment agreement.
•	We do not provide our named executive officers with any perquisites or other benefits that are not available to all employees.

The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our board of directors or our Compensation Committee, nor will its outcome require the Company, our board of directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the company or our board of directors.

Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our board of directors, including our Compensation Committee, values the opinions of our shareholders and, to the extent there is any significant vote against our named executive officers' compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Shareholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Proposal No. 2:

RESOLVED, that the shareholders of PICO Holdings, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company's definitive proxy statement for the 2013 Annual Meeting of Shareholders.

Vote Required for this Advisory Approval.

Approval on an advisory basis of the compensation of the Company's named executive officers requires the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on such matter. Abstentions will be treated as votes "against" this proposal. Broker non-votes are not counted as votes for or against this proposal and will therefore have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE FOREGOING RESOLUTION.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the approval of the foregoing resolution.

PROPOSAL NO. 3:
RATIFICATION OF
DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2013.

Although ratification by shareholders is not required by law, the board of directors has determined that it is desirable to request ratification of this appointment by the shareholders. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP and may decide to retain them notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company and our shareholders. In addition, if Deloitte & Touche LLP should decline to act or otherwise become incapable of acting, or if the engagement should be discontinued, the Audit Committee will appoint another independent public registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the fiscal years ended December 31, 2012 and December 31, 2011:

	2012	2011

Audit Fees	$995,000	$990,471
Tax Fees	346,885	307,521
Audit-Related Fees	75,000	55,000
All Other Fees		8,000
Total	$1,416,885	$1,360,992

Audit Fees consist of fees we paid for (i) the audit of our annual financial statements included in our Annual Reports on Forms 10-K and reviews of our quarterly financial statements included in our Quarterly Reports on Forms 10-Q; (ii) services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory audits or consents; and (iii) the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Tax Fees consist of fees for professional services for tax compliance, which totaled $227,900 in 2012 and $206,700 in 2011, respectively, and tax planning and advice services, which totaled $118,985 and $100,821 in 2012 and 2011, respectively. These services included assistance regarding United States federal, state, local and international tax return preparation, tax audits and appeals, and advice on structuring potential transactions, altering employee benefit plans, and intra-group restructuring.

Audit-Related Fees consist of fees we paid for the audit of PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust and services related to proposed or consummated transactions and attestation services not required by statute or regulation and the related accounting or disclosure treatment for such transactions or events.

The Audit Committee has determined that the provision of non-audit services listed above is compatible with the independence of Deloitte & Touche LLP.

Audit Committee Pre-Approval Policy

Consistent with SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has recommended, and the board of directors has approved, pre-approval guidelines for all audit and non-audit services to be provided by the independent registered public accounting firm.

These pre-approval guidelines are:

1.	At the earliest possible date, management shall inform the Audit Committee of each audit or non-audit service which management desires our independent registered public accounting firm to perform;
2.	Management shall promptly provide to the Audit Committee detailed information about the particular services to be provided by our independent registered public accounting firm;
3.
The supporting documentation provided to the Audit Committee by management shall be sufficiently detailed so that the Audit Committee knows precisely what services it is being asked to pre-approve; and

4.
The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee. All such pre-approvals shall be presented to the full Audit Committee at the Audit Committee's next scheduled meeting.

Vote Required for Ratification of the Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of the majority the shares represented at the meeting and entitled to vote on such matter. Abstentions will be treated as votes "against" this proposal. Broker non-votes are not counted as votes for or against this proposal and will therefore have no effect of the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

PROPOSAL NO. 4:
APPROVAL OF THE PERFORMANCE INCENTIVE PLAN

Background

We are asking our shareholders to approve the Company's Performance Incentive Compensation Plan (the “Plan”). Our Board of Directors adopted the Plan on February 28, 2013, subject to shareholder approval. If the shareholders approve the Plan, it will become effective on the date of the Annual Meeting.

The Plan is intended to provide members of the Company's management and other key employees with financial incentives to meet or exceed pre-established corporate and individual goals. We are asking shareholders to approve the Plan so that certain awards granted under it may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Compensation paid to certain executive officers under the Plan is intended to qualify as “performance-based compensation” under Section 162(m). Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million per individual paid to “covered employees,” who are the chief executive officer and each of the three other most highly compensated officers of a publicly held corporation, excluding the chief financial officer. However, certain types of compensation, including performance-based compensation, may be exempt from this limit if the material terms of the performance goals under which the compensation is to be paid have been disclosed to, and subsequently approved by the shareholders, and the additional requirements for exemption have been satisfied.

To enable the Company to have the ability to provide incentive compensation to its covered employees that may qualify for full federal income tax deductibility, we are submitting the Plan to shareholders for their approval. (Note that the Company reserves the right to provide incentive compensation that may not be intended to qualify for full federal income tax deductibility even if this Plan is approved by the shareholders.) By approving the Plan, the shareholders will be approving, among other things, the participant eligibility requirements, the performance criteria upon which incentive awards may be based, and the maximum dollar amount of compensation that may be paid to any participant for each fiscal year contained in the performance period applicable to an incentive award. If the shareholders do not approve the Plan, we will not be able to provide incentives under the Plan to our covered employees; but we may provide incentive compensation under other arrangements that might not qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Summary of the Plan

The following summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is included as Appendix A to this proxy statement.

Administration. The Plan generally will be administered by the Compensation Committee or other committee of the Board of Directors or, in the absence of such committee, by the Board of Directors. In the case of awards granted to covered employees, the Plan must be administered by a committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). The Compensation Committee may delegate to the Chief Executive Officer of the Company the authority to grant awards under the Plan to eligible employees who are not executive officers of the Company, subject to the provisions of the Plan and guidelines established by the Compensation Committee. For purposes of this summary, the term “Committee” refers to the compensation committee or other duly appointed committee, the Board of Directors or the Chief Executive Officer to the extent of any authority delegated by the Compensation Committee.

Subject to the provisions of the Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend any award or waive any restrictions or conditions applicable to any award. The Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Plan. The Committee interprets the terms of the Plan and awards, and all determinations of the Committee are final and binding on all persons having an interest in the Plan or any award.

Eligibility. Awards may be granted under the Plan to employees of PICO Holdings, Inc., or any of its subsidiaries or other affiliated entities, who are designated by the Committee as participants. During the fiscal year ended December 31, 2012, a total of 150 employees would have been eligible to participate in the Plan were it in effect.

Grant of Awards. The Committee may grant awards under the Plan that are subject to the attainment of one or more performance goals over a specified performance period and any other conditions the Committee establishes in writing. However, no award may be granted under the Plan that would enable a participant to receive more than $15 million for each fiscal year contained in the performance period applicable to the award.

Prior to the beginning of the applicable performance period or any later date permitted by Section 162(m), the Committee will establish one or more performance goals applicable to the award and the formula that will be used to compute the final value of the award based on the extent to which the applicable performance goals are achieved during the performance period. Performance goals are based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary or other affiliate consolidated with the Company for financial reporting purposes, or such division or business unit as may be selected by the Committee.

The Committee may base performance goals on one or more of the following measures of performance: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; stock price; earnings per share; return on shareholder equity; return on capital; return on assets; return on investment; total shareholder return; book value per share; employee retention; market share; customer satisfaction; product development; completion of an identified special project; and completion of a joint venture or other corporate transaction.

The target levels of performance may be expressed as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other a standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but generally prior to the accrual or payment of any award under the Plan for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to an award.

Payment of Awards. Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to participants. The Committee retains the discretion to make a positive or negative adjustment to the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is not an executive officer to reflect the participant's individual job performance or other factors determined by the Committee. For executive officer participants, the Committee retains discretion only to make negative adjustments. Unless otherwise required by law, Company policy or a participant's award agreement, the award value otherwise payable to a participant who has taken an approved leave of absence in excess of 30 days during one or more fiscal years contained in the applicable performance period will be prorated. The final value of all awards under the Plan is paid in cash.

Unless otherwise provided by the Committee, if a participant's employment terminates due to the participant's death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of days of the participant's employment during the performance period. If a participant's employment terminates prior to completion of the applicable performance period for any other reason, the Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. A participant whose employment terminates for any reason other than cause after completion of the applicable performance period will be entitled to receive payment of the final award value.

Change in Control. Except as otherwise provided in an agreement between a participant and the Company, in the event of a change in control of the Company prior to completion of the performance period and provided that the participant's employment has not terminated prior to the date of the change in control for any reason other than the participant's death, disability or involuntary termination, the participant's award under the Plan will become payable in an amount determined as if 100% of the applicable performance goals had been attained for the performance period, prorated, however, for the number of days of the participant's service during the performance period prior to the change in control. For this purpose, a change in control occurs upon (a) a “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than an employee benefit plan or a corporation owned by the Company's shareholders in the same proportion as their ownership of Company stock, becoming the direct or indirect beneficial owner of more than 50% of the Company's voting stock, or (b) the occurrence of any of the following events upon which the shareholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company, its successor or the entity to which the assets of the Company were transferred: (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

Termination or Amendment. The Committee may terminate or amend the Plan at any time. While the Plan represents the general guidelines the Company presently intends to utilize to determine what awards, if any, will be granted and paid, the Committee reserves the discretion to apply different guidelines to certain individuals, or to individuals under special or unusual circumstances, if it determines that the Company's best interest is served by doing so.

Vote Required

This proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will be counted as present in determining if a quorum is present but will not be considered votes cast on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PERFORMANCE INCENTIVE PLAN.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

This section of the proxy statement includes the following:

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The Executive Summary highlights our pay-for-performance philosophy, long-term focus, key compensation programs and recent changes. It also provides a brief overview of the factors that we believe are most relevant to shareholders as they consider their votes on Proposal 2 (the advisory vote on executive compensation, or “Say-on-Pay”).

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The Compensation Discussion and Analysis (CD&A) section describes and analyzes our compensation programs and the specific amounts of compensation paid to our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the other three most highly compensated executive officers for fiscal 2012. Collectively, we refer to these individuals as the “Named Executive Officers” or the “NEOs.”

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The Compensation Risk Management section describes the process applied, and the factors considered by both the Company and the Compensation Committee, in an assessment that concluded that our compensation policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have a material adverse effect on the Company.

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The Compensation Tables and Narrative Disclosure section reports the compensation and benefit amounts paid to our NEOs for fiscal 2012. The amounts attributable to long-term equity incentive awards represent the grant date fair value of those awards for which actual amounts earned or realized is dependent upon our future stock price performance.

Executive Summary

Our Business Model Drives our Compensation Philosophy and Programs

As a diversified holding company, we believe that we have a business model that is unique for companies with a similar market capitalization. In the course of our business, we: (i) evaluate, acquire and develop undervalued assets in strategic areas at valuations that we believe provide downside risk protection; (ii) enhance the value of those assets through our management and operational expertise, development activities, transaction structure, relationships and efficient use of capital; and (iii) strive to achieve gains in book value per share through both operating returns and the disposition of assets at appropriate times. Asset dispositions frequently are several years following our acquisition of such assets. We are risk averse, using limited debt in our investments, and we are focused on long-term returns. Because our business model focuses on long-term objectives rather than short-term earnings, our compensation arrangements are principally driven by increases in shareholder equity over the long-term. Based upon our discussions with investors holding significant positions in our company, we believe that this focus is aligned with their interests in increasing the value of our stock through increases in book value.

Our Executive Compensation Philosophy and Programs

We have a simple compensation philosophy, which is to hire good people and pay them for performance that is measured by increases in shareholder value.  We define “good people” as individuals who are smart, resourceful, experienced, hardworking, and ethical. A relatively small number of people have been responsible for our performance over the long-term.  Our CEO and CFO have been with the Company for over 16 years and our other NEOs have all been with the Company for over a decade. Our small management team provides for more efficient decision making and greater accountability. In the case of our CEO, we recognize that he was instrumental in restructuring the Company and developing and implementing our business model.

Incentive compensation is a key component of our executive compensation program, which allows our executive officers to earn above-average compensation if they achieve superior growth in book value per share.  We tie these awards to a benchmark of the five-year average of the Standard & Poor's 500 index in order to emphasize long-term performance.  Because of the relatively infrequent timing of our asset monetization transactions, we do not have a short-term focus on earnings. As a result, we do not believe that short-term measures are useful in evaluating our financial performance or compensating our executives.

Although we may make incentive compensation awards in a particular year, this compensation is a result of years of efforts that are recognized when there is a monetization event. This practice more closely aligns the compensation of our executive officers with our corporate objectives and risk tolerance.

Our executive compensation program is subject to a thorough process that includes Compensation Committee review and approval of program design and practices; the advice of an independent third-party compensation consultant engaged by the Compensation Committee; and long-standing, consistently applied practices with respect to incentive compensation. The Company's compensation program is intended to be equitable, accountable, transparent and shareholder-centric.

Executive Compensation Actions in 2012

As explained in greater detail in the following CD&A section, we took the following actions regarding executive compensation in 2012:

•	Our CEO received a base salary increase of 3.4% in 2012;

•	None of our executive officers earned an annual cash incentive award for 2012;

•	We did not grant any long term incentive awards to our NEOs in 2012 because our RSU grants in 2010 were intended to address long term compensation for a multi-year period;

•
We decided to transition to annual consideration of long-term incentive awards, from our current practice of less frequent and larger multi-year awards, and to vest some of future stock-based grants on performance-based criteria (discussed in greater detail below); and

Corporate Governance

We also maintain the following policies as a matter of good corporate governance:

•	We have stock ownership guidelines (which are discussed in greater detail below);

•	We have a cash incentive compensation repayment (“claw back”) policy (discussed in greater detail below);

•	We only provide “double trigger” vesting acceleration for equity awards for our senior executives (discussed in greater detail below);

•	Our Insider Trading Policy provides that directors and officers may not margin or pledge the Company's shares;

•	Our Insider Trading Policy provides that directors and officers may not engage in short sales of the Company's shares; and

•	Our Insider Trading Policy provides that directors and officers may not engage in derivative transactions in the Company's shares, e. g., publicly traded options contracts, such as puts or calls.

Compensation Discussion and Analysis

The Compensation Committee determines our compensation objectives, philosophy and forms of compensation and benefits for our executive officers.  Our executive compensation program is designed to retain our executive officers and, when warranted, reward them for achieving superior growth in book value per share with moderate risk.  For the year ended December 31, 2012, our named executive officers were:

●	John R. Hart	President and Chief Executive Officer (our “CEO”)
●	Maxim C.W. Webb	Executive Vice President and Chief Financial Officer (“CFO”)
●	John T. Perri	Vice President and Chief Accounting Officer (“CAO”)
●	James F. Mosier	General Counsel and Secretary
●	W. Raymond Webb	Vice President of Investments

Our Business Model Drives our Compensation Philosophy and Programs

As a diversified holding company, we believe that we have a business model that is unique for a public company.  To maximize long-term shareholder value, our strategic mission is to select and develop undervalued assets to achieve a superior return on net assets. To do this we:

(i)	evaluate, acquire and develop undervalued assets in strategic asset classes at valuations that we believe provide significant downside risk protection;

(ii)	enhance the value of those assets through our operational expertise, development activities, transaction structure and efficient use of capital; and

(iii)	attempt to achieve gains in book value per share through both operating returns and disposition of assets at appropriate times.

Asset dispositions generally are several years following our acquisition. Due to the nature of our business, especially the multi-year cycle from acquisition of an asset until its disposition, we are focused on long term performance rather than annual performance.

This business strategy requires a management team with demonstrated expertise in asset and business acquisitions, investments in all types of securities (public and private) and financial management and business operations of acquired entities in local as well as international markets.  Our management team must review, operate and manage a broad and diversified range of businesses, investments, assets, and operations that currently include water resources and storage, real estate, and agriculture, but may include related or unrelated businesses in the future.  In addition, our management team must assist in setting strategic direction for each business and the company as a whole.  This team is also responsible for seeking and investigating new investment and acquisition opportunities as well as coordinating and maintaining good investor relations.

Our Compensation Philosophy

Our compensation philosophy is to retain our key executives and pay them for performance that relates to increases in shareholder value over the long-term. Our philosophy is based on the fact that we have a long tenured executive team that is instrumental to our success. Our CEO has been with the Company for over 17 years and our other NEOs for over 14 years.
We consider retention of our key executives important because it could be very disruptive and costly for our business if we needed to replace any of our key executives. Our CEO was instrumental in restructuring the Company and developing and implementing our business model. Our other NEOs (as well as the senior executives of our businesses) are his handpicked team that has assisted our CEO in successfully executing our business strategy, in many cases for over a decade. They have acquired a valuable and specific skill set over the years with us that we would have a difficult time replacing.

We provide our executive team with the opportunity (based on successful performance) to receive a competitive compensation package if they perform successfully in comparison to their other opportunities. Performing successfully means that they have successfully sourced investments and increased our book value within a reasonable period of time and with a reasonable investment from the Company.

Key Components of Our NEO Compensation Program

This table includes the principal components of our pay-for-performance approach.

Component	Purpose	Form	Pay-for-Performance	Comment
Base salary	Provide sufficient competitive pay to attract and retain experienced and successful executives.	Cash	Adjustments to base salary consider individual performance, contributions to the business, competitive practices and internal comparisons.
Annual fixed cash compensation. Base salary reflects the employee's level of responsibility, expertise, skills, knowledge and experience. For our CEO, base salary is fixed for the term of employment, subject to annual costs of living adjustments. For our other NEOs, base salary is reviewed on an annual basis.

Annual cash incentive	Encourage and reward contributions to our financial results. Engage executives in execution of our business strategy. Emphasize accountability for results.	Cash	The potential award amount varies with the degree to which we increase our book value per share.	Annual variable cash compensation. The Compensation Committee determines and approves the actual amount earned after the close of the fiscal year.
Long-term incentive
Encourage and reward building long-term shareholder value, employment retention and company stock ownership. Align executives with shareholder interests, retain executive officers through long-term vesting.
RSUs and Proposed MSUs
RSUs retain executives and align them with shareholders' interests by awarding a fixed number of shares upon vesting.
Proposed MSUs reward building long-term shareholder value by comparing our total shareholder return against an appropriate index.

The Compensation Committee, at its sole discretion, determines the value of RSUs granted each year. We encourage stock ownership through guidelines applicable to our CEO, CFO and other designated executive officers.

We also provide the following compensation and benefit programs to our executives, many of which are broadly available to all of our employees:

Component	Objectives and Basis	Form
Retirement benefits	Retain and recruit our executive officers.	401(k) plan
Deferred Compensation Opportunity	Retain and recruit our executive officers by offering them an opportunity to defer income tax on amounts deferred.	Non-qualified deferred compensation plan
Insurance and other benefits	Provide for the safety and wellness of our executive officers.	Various
Termination and severance benefits	Retain and recruit our executive officers.	Various, including cash and accelerated vesting of long-term incentives in certain circumstances

Corporate Governance Practices

We have adopted the following corporate governance practices over the past two years with respect to our executive compensation program in order to follow best practice and minimize any risks inherent in our programs:

At our 2011 annual meeting, a majority of the shares voting on the non-binding, advisory vote on executive compensation did not approve the compensation of our executive officers. Because the advisory vote did not provide information on which aspects of our executive compensation policies and practices our shareholders thought could be improved, we have been in contact with many shareholders with significant ownership positions to solicit their views on our executive compensation program and to obtain their input on potential improvements in our compensation policies and practices. Our management, the Compensation Committee and the consultants to the Compensation Committee also reviewed the reports issued by various proxy advisory services to evaluate the compensation related issues that were identified as being of concern to those organizations. Based on those discussions and reviews, we implemented the following changes to our compensation programs:

We have a cash incentive compensation repayment (“claw back”) policy. Effective January 1, 2012, we adopted a policy that would require our CEO, CFO and other designated executive officers, to repay to us the amount of any annual cash incentive that he or she received to the extent that:

•	The amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement that occurs within 12 months of such payment;

•	The executive officer had engaged in theft, dishonesty or intentional falsification of our documents or records that resulted in the obligation to restate our financial results; and

•	A lower annual cash incentive would have been paid to the executive officer based upon the restated financial results.

The Compensation Committee is responsible for the interpretation and enforcement of this repayment policy. We intend to amend our repayment policy to comply with any additional requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 after the SEC adopts new regulations implementing those requirements.

We have stock ownership guidelines.  Our stock ownership guidelines for our CEO, CFO and other executive officers designated by the Compensation Committee help ensure that those officers maintain an equity stake in the Company, and by doing so, appropriately link their interests with those of other shareholders. We also have stock ownership guidelines for our non-employee directors, which are addressed below with the discussion of director compensation. These ownership guidelines count shares actually owned and deferred stock units and 50% of the vested stock options and SARs towards the equity ownership requirement. Until the applicable stock ownership guideline is met, the officer is required to retain 25% of the net shares received as a result of the exercise of RSUs and SARs. Each of our executive officers are in compliance with the guidelines.

The guidelines are as follows:

Role	Ownership Guideline
CEO	lesser of 275,000 shares or 3x base salary
CFO	lesser of 18,000 shares or 1x base salary
Other designated executive officers	lesser of 10,000 shares or 1x base salary

We only provide “double trigger” vesting acceleration for our equity awards. We amended recently issued RSU awards for our CEO and CFO (and other executive officers in situations where the awards could be amended without significant adverse tax consequences) to provide that the unvested equity awards assumed by a buyer in the event of a change of control would not automatically accelerate at the close of the transaction (a “single trigger”) and instead the vesting would only accelerate if those executives were involuntarily terminated following the change in control (i.e., “double trigger” treatment of unvested awards) and we determined to include only double trigger vesting acceleration in future grants. All of our other outstanding equity awards are fully vested, so the vesting acceleration provisions are not relevant. The Company's current policy is to provide "double trigger" vesting acceleration on any future equity awards.

We determined to transition to annual consideration of long-term incentive awards. Historically, the Company has not made annual awards of long-term incentives.  Rather we have granted long term incentive awards periodically every several years. Consequently, when we have made such awards, this has resulted in the appearance that we have granted equity incentive compensation at levels in excess of the companies in our peer group.  Under SEC rules, long term incentive awards must be reported at their grant date value in the year of grant regardless of the vesting period for the award or the frequency of the grants. When we made long-term incentive awards, they were intended to be multi-year awards.  Historically, on a multi-year basis, the value of equity incentive compensation of our executive officers has been reasonable in comparison with market practices. However, to address concerns from our institutional investors and their advisers and better align with the prevailing market practice, we expect to make more frequent (annual) grants in smaller amounts in the future, with some of the vesting of the award tied to performance-based criteria. We anticipate granting awards annually after we ask for shareholder approval of a new equity compensation plan in 2014.

The Compensation Committee will finalize our equity award program in the 2014 fiscal year once our shareholders have approved a new equity compensation plan. The following is a summary of the Compensation Committee's preliminary framework to date. Please note this framework may change before any actual equity grants are made.

•	Grant equity awards annually with the size of the awards based on competitive market information:

•	Grant a mix of service-vesting RSUs and performance-vesting RSUs with the amount of performance - vesting RSUs to be equal to or greater than the amount of service-vesting RSUs;

•	The number of shares to be awarded will be determined annually based on the Company's target pay positioning and a review of market data;

•
The awards will vest over a multi-year period, based on continued employment with the Company, and will not commence to vest until 2015 (the year after current RSU awards are fully vested in October, 2014);

•
Performance-vesting RSU awards (MSUs) will be earned based on PICO's Total Shareholder Return (“TSR”) exceeding the performance of the Russell 3000 Index over a three year performance period. The number of shares earned will vary based on the level of PICO TSR in excess of the Russell 3000 Index performance. No MSU award will be earned if PICO's TSR is less than the Russell 3000 Index performance over the performance period.

We welcome any feedback from our shareholders on these preliminary proposals.

Determining the Amount of Compensation for Our NEOs

The amount of compensation we provide our NEOs is intended to be:

Reasonable and appropriate for our business needs and circumstances. Our Compensation Committee considers compensation practices of other public companies as well as hedge funds where our executives could find employment as reference points for comparative purposes. While we develop peer groups for reviewing market practices, because of our unique business model, we use the peer groups for informational purposes and do not target specific benchmark percentiles.

Internally fair and equitable relative to roles, responsibilities and work relationships. Management and the Compensation Committee may consider certain business and individual factors to evaluate internal fairness and equity. We do not attempt to establish specific internal relationships among the NEOs.

Variable from year-to-year based on the Company's performance (“pay-for-performance”). Our annual cash incentive program and long-term incentive awards deliver compensation to our NEOs when we achieve our financial objective of growing book value per share and the price of our stock appreciates above the value of the equity based award.

In determining the specific compensation amounts and opportunities, we consider several factors, including (1) competitive compensation practices, (2) business and individual factors, (3) the perspectives provided by the Compensation Committee's independent compensation consultant, Compensia, and (4) the CEO's evaluations and recommendations for the other executive officers. We discuss each of these factors in the following sections.

Pay for Performance

We measure our success by the long-term growth in our book value per share. In structuring our cash incentive award program, we use the growth in our book value per share because that metric focuses our management team on overall business growth and long-term profitability and directly influences shareholder value. In 2012, our book value per share, which is measured at cost rather than market, decreased by 5.8%, primarily because we had few asset monetizations, and therefore no significant realized gains in the year.

Additionally, we use changes in our stock price as a metric for measuring our long-term performance.  Our CEO and other named executive officers have been awarded stock based compensation in the form of Restricted Stock Units, or RSUs (and prior to 2009 in the form of Stock Appreciation Rights, or SARs).  Their compensation is, therefore, closely aligned to the long-term growth in our stock price.

The Role of the Compensation Committee in Determining Executive Compensation

Our Compensation Committee is composed of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” within the meaning of Exchange Act Rule 16b-3, who also meet the independence requirements of the NASDAQ Global Market.  The Compensation Committee is responsible for assuring that all of our executive compensation decisions are developed, implemented and administered in a way that supports our fundamental philosophy that a significant portion of executive compensation is linked to our performance.  To this end, the Compensation Committee oversees and administers all of our executive compensation plans and policies, administers our 2005 Long-Term Incentive Plan (including reviewing and approving grants of awards under the 2005 Long-Term Incentive Plan), and annually reviews and approves the individual elements of the NEO's total compensation package.

Assessment of 2012 Compensation

For 2012, we did not perform a formal assessment of executive compensation. The Committee did not believe that significant adjustments to the executive compensation were necessary this year, so no formal assessment was completed.

Determination of Executive Officer Compensation

1.    Annual Cash Compensation

Base Salary: At the beginning of 2012, we increased the base salaries of our NEO's by an average of 3.2% as a cost of living adjustment.

Cash Incentive Awards: We provide cash incentive awards that are based on the Company's long-term performance, rather than a short-term focus on annual earnings.  Accordingly, these awards motivate our executive officers and align their interests with those of our shareholders by providing them with the opportunity to earn a cash incentive if we achieve superior growth in book value per share.  Since we measure our book value at cost and do not generally mark our assets to market, increases in book value are generally limited to monetization events, (that is, when we sell assets). Measuring book value at cost may lead to years of relatively flat book value while we develop the assets for monetization. Although an incentive award may be earned in a particular year, the award is a result of years of effort that is recognized when there is a monetization event.

In order to receive a payment, annual growth in our book value has to exceed a threshold level of 80% of the Standard & Poor's 500's annualized total return for the previous five calendar years. We tie our cash incentive awards to the five-year average of the Standard & Poor's 500 index in order to emphasize long-term performance and to pay for relative performance that is as good as or better than the general market.  We believe that this approach closely aligns our executive officers' pay with our corporate objectives and risk tolerance.

Our CEO's employment agreement provides for a cash bonus when our growth in annual book value per share exceeds 80% of the Standard & Poor's 500's annualized total return for the previous five calendar years.  If our growth in book value per share in a fiscal year exceeds the threshold level, our CEO will receive 7.5% of the increase in book value per share multiplied by the number of shares of our common stock outstanding at the beginning of the fiscal year.

In addition, our Board has determined to provide Messrs. M. Webb and Perri with an annual incentive award equal to each of their base salaries multiplied by the ratio of the annual incentive compensation payments paid to our CEO to our CEO's base salary.  For example, if our CEO's total incentive compensation payments equal 50% of his base salary, each of these named executive officers is eligible to receive an incentive compensation award equal to 50% of his base salary.  As a result, the incentive compensation opportunity for each of these two named executive officers is based on the same growth in book value per share metric that is applicable to our CEO.

In 2012, our book value per share decreased.  As a result, none of our NEOs received an annual incentive compensation award for 2012.

2.    Long-Term Incentives

Under the 2005 Long-Term Incentive Plan, the Compensation Committee may award to participants various forms of equity-based incentives, including stock appreciation rights, or SARS, stock options, restricted stock, restricted stock units, or RSUs, performance awards, deferred compensation awards and other stock-based awards.

Prior to 2010, the equity incentive compensation awarded to our named executive officers had been made solely in the form of stock-settled SARs.  During 2010, the Compensation Committee determined to grant equity incentive compensation in the form of RSU awards for the following reasons:

●	full value RSU awards are less dilutive than stock-settled SARs because we can provide the same aggregate grant date award value while using fewer shares;
●
full value RSU awards continue to have retentive value and help to align the interests of our executive officers with those of our shareholders even in periods of minimal stock price appreciation or stock price decline;

●	full value RSU awards are less likely to encourage short-term risk-taking at the expense of long-term results; and
●	granting a combination of stock price appreciation awards, such as stock-settled SARs and full value awards such as RSUs is currently the prevalent practice among our peer group companies.

In accordance with our long term incentive program, we did not grant any long term incentive awards in 2011 and 2012 because we granted a multi-year award in 2010, as reflected in the Summary Compensation Table below. As described above, we expect to transition to an annual grant program by the time the most recent RSU awards fully vest in 2014.

3.    Retirement and Deferred Compensation Plans

We maintain the PICO Holdings, Inc. 401(k) Employees Retirement Plan and Trust to provide a tax-deferred means to save for retirement.  The NEOs have the opportunity to participate in this Section 401(k) plan on the same basis as all of our other employees.

We also maintain a nonqualified deferred compensation plan, which allows our executive officers to elect to defer compensation they earn and receive the tax benefits associated with delaying the income tax on the compensation deferred.  We do not make any matching or other contributions to the nonqualified deferred compensation plan.  The amounts deferred under the plan are credited with interest, earnings, appreciation, losses and depreciation based on the performance of equities, bonds or cash selected by the participants, and are held in a grantor trust, the assets of which are subject to the claims of our creditors.

See “Nonqualified Deferred Compensation” below for a description of our nonqualified deferred compensation plan and the amounts deferred by our named executive officers thereunder.

4.    Insurance and Other Benefits

We generally provide insurance and other benefits to provide for the safety and wellness of our employees.  These benefits include health insurance, life insurance, dental insurance, vision insurance, and disability insurance, which are available to all employees, including our named executive officers, on a nondiscriminatory basis.  We also provide paid parking for employees in our La Jolla, California office.

5.    Termination and Change in Control

We provide certain termination of employment payments and benefits to our NEOs.  We provide these payments and benefits to help retain and recruit our named executive officers, which is one of the primary objectives of our executive compensation program.

Termination Benefits

Mr. Hart.  Pursuant to the operation of the terms of his employment agreement, as amended on October 13, 2011, if our CEO is terminated other than “for cause” or if he resigns for “good reason” or his employment ends due to death or disability, he is entitled to receive a separation package consisting of (i) the greater of (a) his base salary for the remaining term of this employment agreement or (b) two times his base salary at the date of termination; (ii) immediate vesting of all unvested equity interests; (iii) continuation of health care benefits until his death or he accepts health coverage from another employer; and (iv) payment of the pro rata portion of any earned annual incentive award with respect to the year in which his employment is terminated.  Additionally, the RSU awards held by Mr. Hart will fully vest upon his termination of employment without cause, excluding death or disability, and on a change in control transaction if the buyer does not assume or substitute for the RSU awards.

Messrs. M. Webb and Perri. During 2012, we entered into severance agreements with both Messrs. M. Webb and Perri. These agreements provide for, in the event of termination of the executive for any event other than cause, a lump sum cash payment equal to the sum of (1) twenty - four months of the executive's base salary then in effect and (2) an amount equal to the executive's pro - rata share of any annual cash incentive award earned for the year in which involuntary termination occurred.

Messrs. R. Webb and Mosier.  Neither Mr. R. Webb nor Mr. Mosier is a party to an employment agreement with us and they are only entitled to severance payments and benefits under our generally applicable severance benefit plan.  Payments and benefits under this plan generally include two weeks of base salary for each full year of employment with us if we terminate a participant's employment for any reason other than cause.

Equity Acceleration

Our 2005 Long-Term Incentive Plan was approved by our shareholders on December 8, 2005, and it has not been materially amended since this date.  All stock-settled SARs granted and outstanding under our 2005 Long-Term Incentive Plan are fully vested at this time.  The vesting conditions, restriction periods or performance goals applicable to any outstanding shares subject to an RSU award or other award under our 2005 Long-Term Incentive Plan will be accelerated and/or waived upon a change in control of the Company only where the buyer does not assume or substitute for the awards or upon a termination of employment without cause.  In 2011, we amended the “single trigger” provision in recently granted awards so that the RSU awards do not automatically vest upon the close of a change in control.

See “Potential Payments upon Termination or Change in Control” for a more detailed description of our termination and change in control benefits for the named executive officers.

Tax Regulations

Under Section 162(m) of the Internal Revenue Code, annual compensation in excess of $1 million to each of a company's Chief Executive Officer and three other most highly compensated executive officers (not including the Chief Financial Officer) "covered employees" is not deductible as compensation expense for United States federal income tax purposes. However, certain types of compensation, including performance-based compensation, may be exempt from this limit if the material terms of the performance goals under which the compensation is to paid have been disclosed to, and subsequently approved by the shareholders, and the additional requirements for exemption have been satisfied. Stock-settled stock appreciation rights are intended to qualify as performance-based compensation.  In structuring the annual and long-term incentive awards for our named executive officers, the Company considers Section 162(m) and how compensation must be structured to qualifying "performance-based compensation." In its discretion, the Company may try to qualify compensation as "performance-based", but may also pay compensation that does not qualify as "performance-based" if the Committee determines that form of compensation is in the best interest of the Company and its shareholders.

To enable the Company to provide incentive compensation to its covered employees that may qualify for full federal income tax deductibility, we are submitting a Performance Incentive Plan ("Plan") to shareholders for their approval. By approving the Plan, the shareholders will be approving, among other things, the participant eligibility requirements, the performance criteria upon which incentive awards may be based, and the maximum dollar amount of compensation that may be paid to any participant for each fiscal year contained in the performance period applicable to an incentive award.
If the shareholders do not approve the Plan, we will not be able to provide incentives under the Plan to our covered employees; but we may provide incentive compensation under other arrangements that might not qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Under Internal Revenue Code Section 409A, a nonqualified deferred compensation plan, must comply with certain requirements related to the timing of deferral and distribution decisions, otherwise amounts deferred under the plan could be included in gross income when earned and be subject to additional penalty taxes. RSUs are also generally exempt from Section 409A. We administer our equity plans and equity awards in accordance with Section 409A requirements.

Compensation Risk Management

The Compensation Committee reviewed a report by management regarding the risk in our compensation programs and practices and determined:

●	Our focus is on long-term growth with minimal leverage, and this philosophy is conducive to minimizing compensation related risks;
●	Our incentive plans are well designed, effectively administered, focused on relevant performance measures;
●	Our plans are reasonable with respect to potential compensation levels;
●	The elements of our compensation plan are appropriately weighted in our overall mix that achieves a balance of focus between operating results and strategic results;
●
Base salaries for executive officers are sufficiently competitive to eliminate the need for them to take unnecessary risk in order to earn large incentives necessary to provide adequate cash compensation;

●
Equity-based compensation levels are competitive and sufficient to provide a balanced focus between short- and long-term priorities and results and does not encourage the taking of short-term risks at the expense of long-term results; and

●
Our insider trading policies, independent oversight by the Compensation Committee, and our recently adopted stock ownership guidelines and “claw back policy” mitigate any potential risks in our compensation programs.

Based on this review, the Compensation Committee concluded that our compensation policies, plans, and practices do not encourage unnecessary or unreasonable risk-taking and do not encourage executives or employees to take risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that we specifically incorporate it by reference into such filing.

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (CD&A) with management.  Based on that review and discussion, the Compensation Committee has recommended to the board of directors, and the board has approved, that the CD&A be included in the Company's 2013 Proxy Statement.

Compensation Committee: Carlos C. Campbell, Chairman Kristina M. Leslie Robert G. Deuster

Compensation Tables and Narrative Disclosures

The following tables, narrative disclosures and footnotes describe the total compensation and benefits for our NEOs for fiscal 2012. The values presented in the tables do not always reflect the actual compensation received by our NEOs during the fiscal year because some portion of an NEO's compensation may have been deferred pursuant to our nonqualified deferred compensation plan.

Summary Compensation Table

The following table presents information concerning the compensation of the named executive officers for services during 2012, 2011 and 2010. The SEC's current executive compensation disclosure rules require us to value stock awards and option awards reported in the following table using the grant date fair value of the awards, rather than using the amount recognized for financial statement reporting purposes to value these awards.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total Compensation

John R. Hart, CEO	2012	$2,059,471					$39,000	$2,098,471
President & Chief	2011	$1,991,751					$38,150	$2,029,901
Executive Officer	2010	$1,964,251		$12,276,000			$38,150	$14,278,401

Maxim C. W. Webb, CFO	2012	$517,000					$39,000	$556,000
Executive Vice President, Chief	2011	$500,000					$38,150	$538,150
Financial Officer & Treasurer	2010	$405,626		$1,227,600			$38,150	$1,671,376

John T. Perri, CAO	2012	$288,750					$39,000	$327,750
Vice President &	2011	$275,000					$38,150	$313,150
Chief Accounting Officer	2010	$223,149		$429,660			$33,542	$686,351

W. Raymond Webb	2012	$245,319					$33,438	$278,757
Vice President, Investments	2011	$245,319					$35,050	$280,369
	2010	$241,932					$34,053	$275,985

James F. Mosier	2012	$97,906					$27,225	$125,131
General Counsel & Secretary	2011	$97,906	$4,895				$17,674	$120,475
	2010	$120,692	$6,035				$42,415	$169,142

(1)
Represents the aggregate grant date fair value of awards of restricted stock units granted in 2010. No such awards were granted in 2012 or 2011. The aggregate grant date fair value of these awards was computed in accordance with applicable accounting guidance.

(2)
Amounts earned pursuant to the terms of our CEO's employment agreement and other stand alone agreements for our CFO and CAO, for annual incentive compensation that is earned when the growth in our book value per share exceeds a pre-determined threshold level. The threshold level for each year is calculated as 80% of the Standard & Poor's 500's annualized total return for the previous five calendar years. If our growth in book value per share in a fiscal year exceeds the threshold level, an award equal to 7.5% of the increase in book value per share, multiplied by the number of shares of our common stock outstanding at the beginning of the fiscal year. No such award was earned in any of the three years ended December 31, 2012.

(3)	Amounts in this column include contributions made by the Company on behalf of the named executive officers to our 401(k) plan, and health savings accounts.

Grants of Plan-Based Awards
There were no equity or non-equity based awards granted to the NEOs during 2012.

Pension Benefits and Non-qualified Deferred Compensation Plans
We do not maintain any qualified or non-qualified defined benefit pension plans. Our executive officers, however, may make voluntary deferrals of salary, bonus and other cash compensation through our non-qualified deferred compensation plan. We do not make any matching or other contributions to the non-qualified deferred compensation plan. Amounts deferred under the plan therefore have already been earned, but participating executive officers have chosen to defer receipt of the cash payment under the terms of the plan.
Each named executive officer who chooses to defer compensation under our non-qualified deferred compensation plan may elect, in accordance with Section 409A of the Internal Revenue Code, to receive payment in the form of a lump sum on a date certain or on separation from service, or in the form of up to 10 substantially equal annual installments beginning on a certain date or separation from service. Payment will automatically be made in a lump sum upon an executive officer's death. Payment under the plan may also be made in connection with an unforeseeable emergency or certain terminations of the plan.
Amounts deferred under the non-qualified deferred compensation plan are credited with interest, earnings, appreciation, losses and depreciation based on the performance of the investments held in the plan. The individual executive officers select the specific investment options, being equities, bonds or cash for their deferrals under the plan. As such, each individual participant bears their own market risk and reward for their own deferrals under the plan. Executive officers may generally change their investment elections at any time, subject to the administrative procedures established under the plan from time to time.

Non-qualified Deferred Compensation
The following table presents information regarding the contributions to and earnings on NEOs deferred compensation balances during 2012, and also shows the total deferred amounts for the NEOs at the end of 2012.

Name	Executive Contributions In 2012(1)	Registrant Contributions In 2012	Aggregate Earnings In 2012(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2012(1)

John R. Hart			$2,277,523	$15,939,450	$16,021,831
Maxim C.W. Webb			$257,573	$293,756	$2,496,280
John T. Perri			$66,899	$189,216	$928,895
W. Raymond Webb	$667,500		$68,545	$184,210	$2,246,277
James F. Mosier			$10,322	$172,771	$518,954
	$667,500	—	$2,680,862	$16,779,403	$22,212,237

(1) The balances shown in this table represent compensation previously reported in the Summary Compensation Table in this and prior proxy statements, except for amounts attributable to aggregate earnings, which are not reportable in the Summary Compensation Table because we do not provide above market or preferential earnings on non-qualified deferred compensation. Of the contributions reflected in this table, $592,500 was reported as part of W. Raymond Webb's total compensation for 2009, which was included under the column Stock Awards in the Summary Compensation Table for that year.

Outstanding Equity Awards at Fiscal Year-End
The following tables provide information on the outstanding equity awards for the NEOs as of December 31, 2012.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
John R. Hart	838,356		$33.76	12/12/2015
	419,178		$42.71	8/2/2017
					400,000(2)	$ 8,108,000(2)
Maxim. C.W. Webb	163,799		$33.76	12/12/2015
	17,292		$42.71	8/2/2017
					40,000(3)	$ 810,800(3)
John T. Perri	30,000		$33.76	12/12/2015
	30,000		$42.71	8/2/2017
					14,000(4)	$ 283,780(4)
W. Raymond Webb	48,000		$33.76	12/12/2015
	20,000		$42.71	8/2/2017

James F. Mosier	20,000		$33.76	12/12/2015

(1)
Numbers in this column represent the total number of stock-settled stock appreciation rights, or SARs, held by each NEO as of December 31, 2012. The actual number of shares to be issued to an NEO who exercises a SAR will be based on the net exercise value (that is, the market price per share of our stock on the date of exercise, minus the exercise price) times the number of SARs exercised, minus applicable taxes withheld in the form of shares. At December 31, 2012, none of the outstanding stock-settled SARs held by our NEOs were in-the-money.

(2)
Represents restricted stock units granted to Mr. Hart on October 28, 2010 pursuant to our 2005 Long-Term Incentive Plan. The awards are subject to Mr. Hart's continued employment or service with us. These restricted stock units will cliff vest on October 28, 2014, and may also vest earlier in connection with certain terminations of employment. The market value of the restricted stock units reported above is based on $20.27 per share, which is the closing market price of our common stock on December 31, 2012.

(3)
Represents 40,000 restricted stock units granted to Mr. M. Webb on October 28, 2010, respectively pursuant to our 2005 Long-Term Incentive Plan. These awards are subject to Mr. M. Webb's continued employment or service with us. These restricted stock units will cliff vest on October 28, 2014, and may also vest earlier in connection with certain terminations of employment. The market value of the restricted stock units reported above is based on $20.27 per share, which is the closing market price of our common stock on December 31, 2012.

(4)
Represents 14,000 restricted stock units granted to Mr. Perri on October 28, 2010, respectively pursuant to our 2005 Long-Term Incentive Plan. These awards are subject to Mr. Perri's continued employment or service with us. These restricted stock units will cliff vest on October 28, 2014, and may also vest earlier in connection with certain terminations of employment. The market value of the restricted stock units reported above is based on $20.27 per share, which is the closing market price of our common stock on December 31, 2012.

Potential Payments upon Termination or Change in Control

The following section describes the payments and benefits that the named executive officers may receive in connection with their termination of employment with the Company, or in connection with a change in control of the Company. All of the severance and other payments and benefits described in this section will be paid or provided by the Company. In addition to the amounts presented below, the named executive officers may be entitled to the benefits quantified and described above under “Nonqualified Deferred Compensation.” The named executive officers may also be entitled to additional severance payments and benefits under our severance benefit plan, which is generally available to all salaried employees and provides for two weeks of base salary for each full year of employment with us upon a termination of employment by us for any reason other than cause.

Please see our “Compensation Discussion and Analysis” for a discussion of how the payments and benefits presented below were determined.

2005 Long-Term Incentive Plan - The 2005 Long-Term Incentive Plan contains change in control provisions that generally apply to awards that have been granted under the plan, including awards granted to the named executive officers. Upon a change in control of the Company, all outstanding stock options and stock-settled stock appreciation rights, or SARs, will generally vest immediately and become fully exercisable. Further, the vesting conditions, restriction periods or performance goals applicable to any shares subject to an outstanding restricted stock award, restricted stock unit award or other award will be accelerated and/or waived upon a change in control of the Company. Generally, a change in control under the 2005 Long-Term Incentive Plan occurs if: (1) the members of the board of directors serving as of December 8, 2005 (including any director serving thereafter whose election by the shareholders was approved by at least a majority of the then serving directors) cease to constitute at least a majority of the members of the board; (2) certain entities, directly or indirectly, become beneficial owners of more than 50% of the voting power of our outstanding common stock; (3) we merge or combine with or into another entity in which our shareholders will own less than 50% of the voting power of the surviving business entity after the merger or combination; (4) we sell or dispose of substantially all of our assets to another entity in which our shareholders will own less than 50% of the voting power after the sale or disposition; or (5) we liquidate or dissolve. However, on March 28, 2012, the RSU awards granted under the 2005 Long - Term Incentive Plan were amended to provide that vesting of the units shall only be accelerated in full immediately prior to the effective time of a change in control to the extent that the award is neither assumed or continued by the buyer nor replaced by a substituted award with respect to the buyer's stock and otherwise shall be accelerated in full in the event that the employee's service is terminated by the Company for any reason other than Cause (excluding death or disability).

As indicated in the Outstanding Equity Awards at Fiscal Year-End table above, the only awards held by our named executive officers at the end of 2012 were SARs and RSU awards. Using the “in-the-money” value model, the value of the SARs awarded to our named executive officers (assuming a change in control of the Company had occurred as of December 31, 2012) would be zero because the exercise price of all SARs granted before December 31, 2012 was greater than $20.27, the closing market price of our common stock on the NASDAQ Global Market on December 31, 2012.

Mr. Hart.  Pursuant to the operation of the terms of his employment agreement, as amended on October 13, 2011, if our CEO is terminated other than “for cause” or if he resigns for “good reason” or his employment ends due to death or disability, he is entitled to receive a separation package consisting of (i) the greater of (a) his base salary for the remaining term of this employment agreement or (b) two times his base salary at the date of termination; (ii) immediate vesting of all unvested equity interests; (iii) continuation of health care benefits until his death or he accepts health coverage from another employer; and (iv) payment of the pro rata portion of any earned annual incentive award with respect to the year in which his employment is terminated.  Additionally, the RSU awards held by Mr. Hart will fully vest upon his termination of employment without cause, excluding death or disability, and on a change in control transaction if the buyer does not assume or substitute for the RSU awards.

Messrs. M. Webb and Perri. During 2012, we entered into severance agreements with both Messrs. M. Webb and Perri. These agreements provide that, in the event of involuntary termination of the executive without cause, the executive would receive a lump sum cash payment equal to the sum of (1) twenty-four months of the executive's base salary then in effect and (2) an amount equal to the executive's pro-rata share of any annual cash incentive award earned for the year in which involuntary termination occurred.

Messrs. R. Webb and Mosier.  Neither Messrs. R. Webb nor Mosier is a party to an employment agreement or severance agreement with us and they are only entitled to severance payments and benefits under our generally applicable severance benefit plan.  Payments and benefits under this plan generally include two weeks of base salary for each full year of employment with us if we terminate a participant's employment for any reason other than cause.

Estimated Potential Payments for our Named Executive Officers. The following table lists the estimated value of the restricted stock units awarded to Messrs. Hart, M. Webb, Perri, Mosier and R. Webb assuming a change in control of the Company occurred on December 31, 2012. The amount of severance listed below for Mr. Hart is pursuant to his employment agreement; the amount of severance listed below for Messrs. M. Webb and Perri is pursuant to their severance agreements, and the amount of severance listed below for Messrs. Mosier and R. Webb is post-termination compensation that would be due pursuant to our Employee Benefit Plan.

Severance Benefits on Termination

Name & Triggering Event	Cash Payments (1)	Cash Payments for Standard Severance	RSU that would vest in October 2014		Total

John R. Hart
Termination with cause	$625,762				$625,762
Termination without cause	$6,291,005		$8,108,000		$14,399,005
Change in control			$8,108,000	(2)	8,108,000
Death / disability	$6,385,058		$8,108,000		$14,493,058

Maxim C. W. Webb
Termination with cause	$147,146				$147,146
Termination without cause	$1,213,894		$810,800		$2,024,694
Change in control			$810,800	(2)	810,800
Death / disability	$447,146				$447,146

John T. Perri
Termination with cause	$81,732				$81,732
Termination without cause	$691,980		$283,780		$975,760
Change in control			$283,780	(2)	283,780
Death / disability	$381,732				$381,732

W. Raymond Webb
Termination with cause	$33,024				$33,024
Termination without cause	$33,024	$122,660			$155,684
Change in control					—
Death / disability	$333,024				$333,024

James F. Mosier
Termination with cause	$37,515				$37,515
Termination without cause	$37,515	$106,658			$144,173
Change in control					—
Death / disability	$232,515				$232,515

(1) Cash payments include accrued vacation and personal days, payment of salary as stipulated by agreement, and life insurance in the case of death.

(2) Assumes that the award is neither assumed or continued by the new controlling owner, nor replaced by a substituted award with respect to the new controlling owner's stock.

DIRECTOR COMPENSATION

For the period of January 1 - May 31, 2012 our non-employee directors received the following annual cash compensation for their services: (1) an annual retainer of $40,624 (the chair of the Audit Committee and the other members of the Audit Committee each received an additional annual retainer of $11,504 and $5,752, respectively), and (2) a fee of $2,301 for each board of directors or committee meeting attended by the director in person or by telephone. In addition, any non-employee director attending an educational activity or seminar on the Company's behalf received a fee of $1,150 per day, plus expenses. The chair of the board of directors received an additional annual retainer of $125,817 for serving in that position.
Based on the recommendation of the Compensation Committee the board of directors approved a new non-employee director compensation schedule, effective June 1, 2012, as follows: (1) the chair of the board of directors would receive an annual retainer of $45,000; (2) all non-employee directors would receive an annual retainer of $80,000 cash and $50,000 of restricted stock units, which would vest in one year; (3) the chairs of the Audit, Compensation, and Corporate Governance and Nominating Committees would each receive annual retainers of $20,000, $15,000, and $10,000, respectively; (4) the fee for attending board and committee meetings would be eliminated; (5) the daily fee for attendance at educational activities or seminars would be retained, with an annual maximum of $5,000; and (6) the annual cost of living increase in board and committee fees would be eliminated.
Pursuant to the Compensation Committee's recommendation each non-employee director received 2,286 restricted stock units on June 1, 2012. These will vest in their entirety on June 1, 2013.
The following table sets forth compensation earned during 2012 for each non-employee director who served during 2012:

Director Compensation

Name	Fees Earned Or Paid In Cash	Stock Awards(1)	All Other Compensation(2)	Total
Kristina M. Leslie	$124,897	$49,995	$2,669	$177,561
Ronald Langley	$105,877	$49,995	$2,512	$158,384
Carlos C. Campbell	$88,971	$49,995	$15,545	$154,511
Julie H. Sullivan, Ph.D.	$91,312	$49,995	$2,329	$143,636
Kenneth J. Slepicka	$70,346	$49,995	$6,346	$126,687
Robert G. Deuster	$79,646	$49,995	$3,834	$133,475
Richard Ruppert, M.D.(3)	$45,512		$7,807	$53,319

(1)
Ronald Langley, Kristina M. Leslie, Julie H. Sullivan, Ph.D., Carlos C. Campbell, Robert G. Deuster, and Kenneth J. Slepicka were each granted 2,286 restricted stock units on June 1, 2012. The total value of the stock awards is based on the closing market price of our common stock on the date of grant.

(2)
Includes reimbursements for travel expenses and fees for attending seminars. The amount reported for Mr. Langley includes travel and hotel expenses as he currently resides in Sydney, Australia. No compensation was earned by Mr. Langley in 2012 under his consulting agreement with the Company.

(3)	Dr. Ruppert retired from the Board of Directors on May 14, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 18, 2013, with respect to the beneficial ownership of our common stock by (i) each person whom we know to be the beneficial owner of more than 5% of our common stock based upon Schedule 13G and Schedule 13D reports filed with the Securities and Exchange Commission, (ii) each of our directors and director nominees, (iii) each “named executive officer” listed in our Summary Compensation Table, and (iv) all of our current executive officers and directors as a group.

Unless otherwise indicated, the business address for each person is 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Except as otherwise noted, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws. As of March 18, 2013, 22,733,649 shares of our common stock were outstanding.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage Ownership
Directors and Named Executive Officers
John R. Hart(1) (13)	30,636	*
Carlos C. Campbell (2) (7)	3,800	*
Robert G. Deuster (7)	846	*
Ronald Langley (7)	23,470	*
Michael J. Machado	—	*
Kristina M. Leslie (7)	1,943	*
Kenneth J. Slepicka (7)	2,800	*
Julie H. Sullivan, Ph.D. (7)	1,943	*
Maxim C. W. Webb (3) (13)	48,779	*
John T. Perri (4) (13)	17,431	*
James F. Mosier (5) (13)	5,519	*
W. Raymond Webb (6) (13)	60	*
Executive Officers and Directors as a Group (12 persons) (13)	137,227	0.6%

5% Shareholders

Royce & Associates, LLC (8) 745 Fifth Avenue, New York, NY 10151	2,673,525	11.8%
RS Investment Management Company, LLC (9) 388 Market Street, Suite 1700 San Francisco, CA 94111	2,471,572	10.9%
FMR, LLC (10) 82 Devonshire Street, Boston, MA 02109	2,243,678	9.9%
Artisan Partners Holdings LP (11) 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202	1,910,821	8.4%
BlackRock, Inc. (12) 40 East 52nd Street, New York, NY 10022	1,288,681	5.7%

* Represents less than 1% of the issued and outstanding shares of common stock as of the date of this table.

(1)
Represents 30,103 shares held in our 401(k) plan and 142 shares held directly. The number of shares shown above does not include 53,996 shares held in a deferred compensation trust accounts. U.S. Bank, N.A., as trustee of the grantor trust, has sole voting power over such shares. This number also does not include 400,000 shares of restricted stock units that will not vest until October 28, 2014.

(2)	The number of shares shown above does not include 2,644 shares held in a deferred compensation trust accounts. U.S. Bank, N.A., as trustee of the grantor trust, has sole voting power over such shares.
(3)
Includes 1,291 shares held in our 401(k) plan. Does not include 40,000 shares of restricted stock units that will not vest until October 28, 2014. It also does not include 1,375 shares held in a deferred compensation trust account. U.S. Bank, N.A., as trustee of the grantor trust, has sole voting power over such shares.

(4)	Includes 263 shares held in our 401(k) plan. Does not include 14,000 shares of restricted stock units that will not vest until October 28, 2014.
(5)	Includes 2,370.88 shares held in our 401(k) plan.
(6)	Does not include 30,000 shares held in deferred compensation accounts. U.S. Bank, N.A., as trustee of the grantor trust, has sole voting power over such shares.
(7)	The number of shares does not include 2,286 shares of restricted stock units that will not vest until June 1, 2013.
(8)	Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on January 17, 2013.
(9)	Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on February 15, 2013.
(10)	Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on February 14, 2013.
(11)	Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on February 7, 2013.
(12)	Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on February 11, 2013.
(13)
Shares shown as beneficially owned by the NEOs do not include shares issuable upon exercise of stock-settled stock appreciation rights, or SARs, which are exercisable or may be exercised within 60 days of March 18, 2013 because none of the outstanding stock-settled SARs were in-the-money as of March 18, 2013. As of December 31, 2012, the total number of stock-settled SARs held by NEOs were 1,586,625 and held as follows: (a) 1,257,534 SARs for Mr. Hart, (b) 181,091 SARs for Mr. M. Webb, (c) 60,000 SARs for Mr. Perri, (d) 68,000 SARs for Mr. R. Webb, and (e) 20,000 SARs for Mr. Mosier. The actual number of shares to be issued to an NEO who exercises a SAR will be based on the net exercise value (that is, the market price per share of our stock on the date of exercise, minus the exercise price) times the number of SARs exercised, minus applicable taxes withheld in the form of shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership on Form 3 and reports of changes in beneficial ownership of our common stock on Form 4 with SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.
To our knowledge, based solely on a review of the copies of these reports that we have received and written representations from certain reporting persons that they have complied with the relevant filing requirements, all filing requirements have been complied with on a timely basis for the fiscal year ended December 31, 2012.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain one equity compensation plan, the 2005 Long-Term Incentive Plan, which was approved by our shareholders on December 8, 2005. The following table sets forth information with respect to the number of shares of common stock subject to outstanding awards and remaining available for issuance under the 2005 Long-Term Incentive Plan as of December 31, 2012. For more details regarding our 2005 Long-Term Incentive Plan, see “Executive Compensation-Elements of Executive Officer Compensation-2. Long-Term Incentives.”

	(a)	(b)	(c)
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans approved by security holders(1)	2,279,795	$32.90	169,401
Equity Compensation Plans not approved by security holders(2)	—	N/A	—

(1)
Represents the total number of underlying shares that could be issued upon the exercise of the stock-settled stock appreciation rights, or SARs, or the vesting of restricted stock units, granted and awards available for future issuances under our 2005 Long-Term Incentive Plan. In accordance with SEC disclosure rules, the weighted-average exercise price reported in column (b) does not take into account restricted stock units because they have no exercise price. The actual number of shares to be issued to a grantee who exercises each SAR will be based on the net exercise value (that is, the market value price per share of our stock on the date of exercise, minus the exercise price) times the number of SARs exercised, minus applicable taxes withheld in the form of shares. The actual number of shares to be issued to a grantee of vested restricted stock units will be based on the total number shares of stock issued at vesting, minus applicable taxes withheld in the form of shares. At December 31, 2012 none of the outstanding stock-settled SARs issued under our 2005 Long-Term Incentive Plan were in-the-money and therefore no additional shares would be issued upon assumed exercise of the SARs. Of the 2.3 million shares of stock to be issued upon exercise of outstanding options, warrants and rights, 1.8 million shares are underlying outstanding SARs that are fully vested. The following table illustrates the number of common shares that would be issued (after payment of all applicable withholding taxes assuming a 40% withholding tax rate) on assumed exercise of all 1.8 million stock-settled SARs outstanding as of December 31, 2012 based on the following assumed PICO common stock share price:

Assumed Price Per Share of PICO Common Stock on Date of Exercise of SARs	Number of PICO Common Shares That Would Be Issued on Assumed Exercise of All Granted SARs
$20.00	—
$25.00	—
$30.00	—
$35.00	28,179
$40.00	124,077
$45.00	213,518
$50.00	300,891
$55.00	372,378

(2)	We have no equity compensation plans that have not been approved by our shareholders.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Related Persons Transactions

There were no related persons transactions in 2012.

Procedures for Approval of Related Persons Transactions

To ensure the broadest possible compliance with the NASDAQ Global Market listing standards and Regulation S-K, Item 404, the Audit Committee has adopted a policy in which it will review for approval all transactions or proposed transactions in which we are a participant and in which we or our directors or director nominees, officers, 5% shareholders, consultants or employees will have an interest, which need not be material. After reviewing a particular transaction or proposed transaction, management and the Audit Committee will determine if disclosure in our public filings is necessary and appropriate under Item 404.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION IN COMPENSATION DECISIONS

No current member of the compensation committee was at any time during the year ended December 31, 2012 or any other time, an officer or employee of our Company, and no current member had any relationship with us requiring disclosure of certain relationships and related-person transaction. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity that has or has had one or more executive officers who served as a member of our board of directors or compensation committee during the year ended December 31, 2012.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended December 31, 2012. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.
The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices. The audit committee operates pursuant to a written charter adopted by the board. A copy of this charter is posted on our website under “Corporate Governance” at
http://investors.picoholdings.com.

The current members of the audit committee are listed at the end of this report. The audit committee has discussed with the board the level of financial expertise of its members. The board has determined that the audit committee possesses the requisite expertise in the interpretation of financial statements. Pursuant to Section 407 of the United States Sarbanes-Oxley Act of 2002, the board has determined that each member of the audit committee is an independent director, as defined in the listing standards of the NASDAQ Stock Market, and Kristina M. Leslie, and Julie H. Sullivan, Ph.D., are qualified as audit committee financial experts as defined in Regulation S-K, Item 407 of the Exchange Act. Management is responsible for the internal controls, the financial reporting process and the representations set forth in the statements regarding our financial condition. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for both auditing the financial statements presented by management and verifying that such statements are produced in accordance with generally accepted accounting principles in the United States. The audit committee is responsible for those matters set forth in its charter. In this regard, the audit committee meets separately with management, including the chief financial officer, and Deloitte & Touche. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012, its accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
In the foregoing context, the audit committee has reviewed with Deloitte & Touche both the engagement letter and its fees. The audit committee has discussed with Deloitte & Touche, with and without management present, the independent registered public accounting firm's evaluations of our internal accounting controls and the financial reporting systems, policies, procedures and processes, and the fair and complete presentation of our consolidated financial statements.
The audit committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche's communications with the audit committee concerning independence, and has discussed with Deloitte & Touche its independence.
Based upon the independent representations of management and Deloitte & Touche, the audit committee's review of such representations and the report of Deloitte & Touche to the audit committee, the audit committee's review of the audited consolidated financial statements and its discussions with management and the independent accountants, the audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
The undersigned members of the audit committee have submitted this report of the audit committee:

Julie H. Sullivan, Ph.D., Chair
Kristina M. Leslie
Carlos C. Campbell
Robert G. Deuster

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Requirements for Shareholder Proposals to Be Considered for Inclusion in Proxy Materials. Shareholder proposals that are intended for inclusion in our 2014 proxy statement and acted upon at our Annual Meeting of Shareholders in 2014 must be received no later than December 3, 2013. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in Company-sponsored proxy materials. Shareholder proposals must be delivered to our Corporate Secretary by mail at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037, Attention: Corporate Secretary, or by facsimile at (858) 456-6480. As the rules of the United States Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included in our proxy materials.
Requirements for Shareholder Proposal to be Brought Before the 2014 Annual Meeting of Shareholders. Notice of any proposal that you intend to present at the 2014 Annual Meeting of Shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2014 Annual Meeting of Shareholders, must be delivered to our Corporate Secretary by mail at 7979 Ivanhoe Avenue, Suite 300, La Jolla, California 92037, Attention: Corporate Secretary, or by facsimile at (858) 456-6480 not earlier than the close of business on January 14, 2014 and not later than the close of business on February13, 2014. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2014 Annual Meeting of Shareholders.
The proxy solicited by us for the 2014 Annual Meeting of Shareholders will confer discretionary authority on our proxies to vote on any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice on or prior to December 3, 2013.
If the date of our 2014 Annual Meeting is a date that is not within 30 days before or 60 days after May15, 2014, the anniversary date of our 2013 Annual Meeting, notice by the shareholder of a proposal must be received no earlier than the close of business on the 120th day before the Annual Meeting and not later than the close of business of (i) the 90th day prior to such Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by us.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business that the board of directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.
March 28, 2013

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PICO2013**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M52684-P33701 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PICO HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Carlos C. Campbell	☐	☐	☐
1b. Kristina M. Leslie	☐	☐	☐
1c. Kenneth J. Slepicka	☐	☐	☐

	For	**Against**	**Abstain**
2. To approve, on an advisory basis, the compensation of the Company's named executive officers, disclosed pursuant to the Company's definitive proxy statement for the 2013 Annual Meeting of Shareholders.	☐	☐	☐
3. To ratify Deloitte & Touche LLP as our independent registered public accounting firm to perform the annual audit of our 2013 financial statements.	☐	☐	☐
4. To approve the Performance Incentive Plan.	☐	☐	☐

5. Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com.

M52685-P33701

PICO HOLDINGS, INC.
Annual Meeting of Shareholders
May 15, 2013 11:00 AM (PDT)
This proxy is solicited by the Board of Directors

By Signing, dating and returning this proxy card, you revoke all prior proxies, including any proxy previously given by telephone or Internet, and appoint Maxim C.W. Webb and James F. Mosier, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PICO HOLDINGS, INC. that you are entitled to vote at the Annual Meeting of shareholders to be held May 15, 2013, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

APPENDIX

PICO HOLDINGS, INC.
PERFORMANCE INCENTIVE PLAN

1.Establishment, Purpose, Term of Plan.
1.Establishment. The PICO Holdings, Inc. Performance Incentive Plan (the “Plan”) is established effective as of _____________, 2013, the date of its approval by the shareholders of the Company (the “Effective Date”).
2.Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by providing an incentive to management and other key employees of the Company to meet or exceed pre-established, corporate and individual performance goals.
3.Term of Plan. The Plan shall continue in effect until its termination by the Committee.
2.Definitions and Construction.
1.Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)“Affiliate” means (i) an entity that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise.
(b)“Award” means an award granted under the Plan.
(c)“Award Formula” means, for any Award, a formula or table established by the Committee which provides the basis for computing the value of the Award at one or more levels of attainment of the applicable Performance Goal(s) as of the end of the applicable Performance Period.
(d)“Board” means the Board of Directors of the Company.
(e)“Cause” means the Participant's gross negligence or willful misconduct related to the business of the Company where such gross negligence or willful misconduct is materially and demonstrably injurious to the Company, or any willful acts or willful omissions by the Participant that are materially and demonstrably injurious to the Company.
(f)“Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.
(g)“Change in Control” means the occurrence of any of the following:
(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (1) a trustee or other fiduciary holding stock of the Company under an employee benefit plan of a Participating Company or (2) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, becomes the “beneficial owner” (as defined in Rule 13d‑3 promulgated under the Exchange Act), directly or indirectly, of capital stock of the Company representing more than fifty percent (50%) of the total combined voting power of the Company's then‑outstanding voting stock; or
(ii)an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the event of a sale of assets, of the entity or entities to which the assets of the Company were transferred (the “Transferee(s)”).
For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more entities which, as a result of the Transaction, own the Company or the Transferee(s), as the case may be, either directly or through one or more subsidiary entities. The Board shall have the right to determine whether multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.
(h)“Committee” means the Compensation Committee or other committee of one or more members of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(i)“Company” means PICO Holdings, Inc., a California corporation, or any successor thereto.

(j)“Covered Employee” means any Employee who is or may become a “covered employee” as defined by Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, as a “Covered Employee” under this Plan for such applicable Performance Period by the Committee no later than the earlier of (i) the date ninety (90) days after the beginning of the applicable Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed.
(k)“Disability” means a Participant's inability to perform his or her job duties with a Participating Company as a result of physical or mental impairment for nine (9) consecutive months within a twelve (12) month period, as determined by the Participant's physician.
(l)“Employee” means any person treated as an employee (including an officer or a member of the Board who is also treated as an employee) in the records of a Participating Company.
(m)“Executive Officer” mean a person who, on the last day of a Fiscal Year, is then serving as the Chief Executive Officer, the President, or any other officer of the Company who is subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934, as amended.
(n)“Fiscal Year” means a fiscal year of the Company.
(o)“Good Reason” means the occurrence of any of the following conditions with respect to the Participant: (i) a material reduction in the Participant's base salary; (ii) a material reduction in the health and welfare insurance, retirement or other benefits available to the Participant as of the date of the grant of the applicable Award to the participant (except for reductions in such benefits applicable to employees of the Company having similar rank generally); (iii) the failure of the Company or any successor to honor any material term of an Award outstanding under this Plan or of the Participant's employment agreement; (iv) a material diminution in the Participant's position, authority, duties or responsibilities; or (v) the relocation or stated intent to relocate the Participant's principal work location by more than fifty (50) miles; provided, however, that a Participant's resignation from Service shall not be for Good Reason unless (1) the Participant has delivered written notice to the Company of the existence of a condition that would constitute Good Reason within sixty (60) days following the Participant's knowledge of its first occurrence, (2) such condition remains in effect for thirty (30) days after the Participant's delivery of such written notice, and (3) the Participant resigns from Service within two years following the first occurrence of such condition.
(p)“Involuntary Termination” means either (i) termination by the Participating Company of the Participant's Service for any reason other than Cause, excluding the Participant's death or Disability, or (ii) the Participant's resignation from Service for Good Reason.
(q)“Outside Director” means a member of the Board who (i) is not a current employee of the Company or a member of an affiliated group of corporations within the meaning of Section 162(m) (together with the Company, the “Affiliated Group”); (ii) is not a former employee of the Affiliated Group who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Affiliated Group; and (iv) does not receive remuneration within the meaning of Section 162(m) from the Affiliated Group, either directly or indirectly, in any capacity other than as a member of the Board.
(r)“Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).
(s)“Participant” means any eligible person who has been granted one or more Awards.
(t)“Participating Company” means the Company or any Affiliate.
(u)“Performance-Based Compensation” means compensation paid under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.
(v)“Performance Goal” means a performance goal established by the Committee pursuant to Section 5.
(w)“Performance Measure” means a measure of business or financial performance described in Section 5.3.
(x)“Performance Period” means a period established by the Committee pursuant to Section 5 at the end of which one or more Performance Goals are to be measured.
(y)“Performance Target” means a level of attainment with respect to a Performance Measure, as described in Section 5.3.
(z)“Section 162(m)” means Section 162(m) of the Code.
(aa)“Section 409A” means Section 409A of the Code.
(ab)“Separation from Service” means a “separation from service” within the meaning of Section 409A, provided that for purposes of the Plan, and in accordance with Treasury Regulation §1.409A-1(h)(1)(ii) (or any similar or successor provisions), a Participant will be deemed to have separated from service as of the date on which the Participant and the Company reasonably anticipate that the level of bona fide services to be performed by the Participant in any capacity for the Company (including any affiliate of the Company that constitute the same “service recipient” within the meaning of Section 409A) will permanently decrease to less than fifty percent (50%) of the average level of such services performed by the Participant over the immediately preceding thirty-six (36) months. However, a Participant will not be deemed to have separated from service while the Participant is on military leave, sick leave or other bona fide leave of absence not exceeding six (6) months, unless the Participant's right to return to service is guaranteed by statute or contract. Subject to the foregoing, the Committee shall determine whether the Participant has incurred a Separation from Service for purposes of the Plan, which determination shall be final, binding and conclusive. For purposes of the Plan, an Executive's employment with a Participating Company shall be deemed to be terminated when the Executive has a Separation from Service, and all references in the Plan to employment termination or termination of employment shall be deemed to refer to such a Separation from Service from the Participating Company.
(ac)“Service” means a Participant's employment with a Participating Company in the capacity of an Employee. A Participant's Service shall be deemed to have terminated if the Participant ceases to be an Employee, even if the Participant continues to render service to a Participating Company in a capacity other than as an Employee. A Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant's Service has terminated and the effective date of such termination.
(ad)“Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Participant's first taxable year in which the applicable Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company's first taxable year in which the applicable Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations or other applicable guidance promulgated pursuant to Section 409A.
2.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.Administration.
1.Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award or of any form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or any Award or agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.
2.Administration in Compliance with Section 162(m). The Board shall establish a Committee of composed solely of two or more Outside Directors to administer the Plan with respect to any Award granted to a Covered Employee which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible by the Company for income tax purposes pursuant to Section 162(m).
3.Authority of Officers. Any Executive Officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Executive Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company the authority to grant one or more Awards to any eligible Employee, other than a person who, at the time of such grant, is an Executive Officer or a Covered Employee and to otherwise exercise the powers of the Committee as set forth in Section 3.4 with respect to such Awards without further approval of the Committee, provided that each such Award shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Committee.
4.Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)to determine the persons to whom, and the time or times at which Awards shall be granted;
(b)to determine the Award Formula, Performance Measure(s), Performance Target(s), Performance Period, Performance Goal(s) and all other terms, conditions and restrictions applicable to each Award (which need not be identical) and the extent to which such Performance Goal(s) have been attained;
(c)to amend, modify or adjust any Award or Award Formula or to waive any restrictions or conditions applicable to any Award;
(d)to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(e)to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.
5.Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Company, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Company to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.Eligibility and Award Limitation.
1.Persons Eligible for Awards. Awards may be granted only to Employees or classes of Employees who are designated as Participants by the Committee.

2.Maximum Award. No Participant may be granted an Award which would result in the Participant receiving in settlement of the Award for each Fiscal Year contained in the Performance Period for such Award an amount in excess of $15,000,000.

5.Grant of Awards.
Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Awards to such eligible persons, in such amounts and upon such conditions as it shall determine, subject to the following:
1.Establishment of Performance Period, Performance Goals and Award Formula. In granting each Award, the Committee shall establish in writing the applicable Performance Period, Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Award Formula the final value of the Award to be paid to the Participant. The Committee may, in its discretion, establish different Award Formulas applicable to different classes, categories, positions or organizational levels of Participants or to individual Participants.
2.Time for Grant of Awards. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the applicable Performance Period, Performance Goal(s) and Award Formula no later than the earlier of (a) the date ninety (90) days after the commencement of the Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goal(s) remains substantially uncertain. Once established, the Performance Goal(s) and Award Formula applicable to an Award granted to an Executive Officer or Covered Employee shall not be changed, except as permitted by Section 6.2.
3.Measurement of Performance Goals. The Committee shall establish Performance Goals on the basis of Performance Targets to be attained with respect to one or more Performance Measures, subject to the following:
(a)Performance Measures. Performance Measures shall have the same meanings as used in the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company's industry. Performance Measures shall be calculated with respect to the Company and each Affiliate consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures applicable to an Award shall be calculated in accordance with generally accepted accounting principles, but, unless otherwise determined by the Committee in granting an Award, prior to the accrual or payment of any Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant's rights with respect to an Award. Performance Measures may be one or more of the following, as determined by the Committee:
(i)revenue;
(ii)sales;
(iii)expenses;

(iv)operating income;
(v)gross margin;
(vi)operating margin;
(vii)earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;
(viii)pre-tax profit;
(ix)net operating income;
(x)net income;
(xi)economic value added;
(xii)free cash flow;
(xiii)operating cash flow;
(xiv)stock price;
(xv)earnings per share;
(xvi)return on shareholder equity;
(xvii)return on capital;
(xviii)return on assets;
(xix)return on investment;
(xx)total shareholder return;
(xxi)book value per share;
(xxii)employee retention;
(xxiii)market share;
(xxiv)customer satisfaction;
(xxv)product development;
(xxvi)completion of an identified special project; and
(xxvii)completion of a joint venture or other corporate transaction.
(b)Performance Targets. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of an Award determined under the applicable Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.
4.New or Promoted Employees. Any Award granted by the Committee to an Employee who becomes eligible to participate in the Plan following the commencement of a Performance Period, whether as a result of hiring or promotion, shall provide for an Award Formula prorated on the basis the length of the Performance Period remaining from the date on which the Employee becomes eligible to participate. If a Participant previously granted an Award for a Performance Period is promoted to a position within a category of Participants for which the Committee has established a more favorable Award Formula, the more favorable Award Formula shall be applied on a pro rata basis to that portion of the Performance Period remaining from the date of the Employee's promotion, and the original Award Formula shall be applied on a pro rata basis to that portion of the Performance Period preceding the date of promotion. Notwithstanding the foregoing, no positive discretionary adjustment pursuant to Section 6.2 may be made to any Award held by a Participant who is promoted to a position of an Executive Officer or Covered Employee following the commencement of a Performance Period.
5.Notice to Participants. The Company shall notify each Participant of the terms of the Award granted to him or her, including the Performance Period, Performance Goal(s) and Award Formula.

6.Settlement of Awards.
1.Determination of Final Award Values. As soon as practicable following the completion of the Performance Period applicable to each Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Award Formula. Except as provided by Section 6.2, the Committee shall have no discretion to increase or decrease the value of an Award payable upon its settlement as determined under the applicable Award Formula on the basis of the degree of attainment of the Performance Goals as certified by the Committee.
2.Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants an Award or at any time thereafter, provide for the positive or negative adjustment of the Award Formula applicable to an Award granted to any Participant who is not an Executive Officer or Covered Employee to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under an Executive Officer's or Covered Employee's Award agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce (but not increase) some or all of the value of the Award that would otherwise be paid to the Participant upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Award determined in accordance with the Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant's Award that is intended to result in Performance-Based Compensation.
3.Effect of Leaves of Absence. Unless otherwise required by law, Company policy or a Participant's Award agreement, payment of the final value of an Award held by a Participant who has taken in excess of thirty (30) business days of military leave, sick leave or other approved leaves of absence during any one or more Fiscal Years contained in the Performance Period applicable to the Award shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period on which the Participant was not on a leave of absence.
4.Notice to Participants. As soon as practicable following the Committee's determination and certification in accordance with Section 6.1 with respect to an Award, the Company shall notify the Participant of the determination of the Committee.
5.Payment in Settlement of Awards. As soon as practicable following the Committee's determination and certification in accordance with Section 6.1 with respect to an Award, but in any event within the Short-Term Deferral Period (except as otherwise provided by Section 6.6 and consistent with the requirements of Section 409A), payment shall be made to the Participant (or the Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the resulting final value, if any, of such Award. All such payments shall be made in cash or by check. Unless otherwise provided in the applicable Award agreement, payment shall be made in a lump sum.
6.Deferral of Award Payment. At the discretion of the Committee, a Participant may elect, pursuant to procedures established by the Committee consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section 6 under any appropriate deferred compensation plan of the Company or in accordance with terms set forth in an Award agreement.
7.Tax Withholding. The Company shall have the right to deduct from any and all payments made under the Plan or otherwise all federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to any such payment.

7.Effect of Termination of Service.
Unless otherwise provided by the Committee and set forth in the Award agreement evidencing an Award, the effect of a Participant's termination of Service on the Award shall be as follows:
1.Death or Disability Before Completion of Performance Period. If the Participant's Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to an Award, the final value of the Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of days of the Participant's Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 6.5.
2.Other Termination of Service Before Completion of Performance Period. If the Participant's Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Award, the Award shall be forfeited in its entirety; provided, however, that if the Participant's termination of Service is an Involuntary Termination, the Committee, in its discretion or pursuant to the Award agreement, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Award in the manner provided by Section 7.1. Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 6.5.
3.Termination of Service After Completion of Performance Period. If the Participant's Service terminates for any reason other than termination by the Participating Company for Cause following the completion of the Performance Period applicable to the Award, payment shall be made following the end of the Performance Period in any manner permitted by Section 6.5. A Participant whose Service is terminated for Cause at any time prior to payment of the Award shall not be entitled to such payment.
8.Change in Control.
1.Effect of Change in Control. Unless otherwise provided by the applicable Award agreement, in the event of the consummation of a Change in Control prior to the completion of the Performance Period applicable to the Participant's Award and provided that the Participant's Service has not terminated prior to the date of the Change in Control for any reason other than the Participant's death, Disability or Involuntary Termination, the Award shall become payable, effective as of the date of the Change in Control, in the amount that would constitute the final value of the Award determined in accordance with the Award Formula had 100% of the Performance Goals for the Performance Period been attained; provided, however, that such amount shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period prior to the date of the Change in Control. Subject to Section 8.2, payment pursuant to this Section shall be made in cash or by check within thirty (30) days following the date of the Change in Control regardless of whether or not the Participant's Service has terminated on or after the date of the Change in Control.
2.Federal Excise Tax Under Section 4999 of the Code.

(a)Excess Parachute Payment. In the event that any payment pursuant to an Award and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such payment or benefit as an excess parachute payment under Section 280G of the Code, the Participant may elect, in his or her sole discretion but subject to any requirements or limitations of Section 409A, if applicable, to reduce the amount of any payment called for under the Award in order to avoid such characterization.
(b)Determination by Independent Accountants. To aid the Participant in making any election called for under Section 8.2(a), no later than the date of the definitive agreement that would result in an event that might reasonably be anticipated to give rise to an “excess parachute payment” to the Participant as described in Section 8.2(a), the Company shall request a determination in writing by the professional firm engaged by the Company for general tax purposes, or, if the tax firm so engaged by the Company is serving as accountant or auditor for another party to the Change in Control, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section (the “Tax Firm”). As soon as practicable thereafter, the Tax Firm shall determine and report to the Company and the Participant the amount of such payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Tax Firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Tax Firm such information and documents as the Tax Firm may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the Tax Firm may charge in connection with its services contemplated by this Section.

9.Amendment or Termination of the Plan.
The Plan, as set forth in this document, represents the general guidelines the Company presently intends to utilize to determine what Awards, if any, will be granted and paid. If, however, at the sole discretion of the Committee, the Company's best interest is served by applying different guidelines to certain individuals, or to individuals under special or unusual circumstances, it reserves the right to do so by notice to such individuals at any time, or from time to time. To the extent that such applications are contrary to any provisions of the Plan, the Plan will be deemed amended to such extent. The Committee may terminate or amend the Plan at any time; provided, however, that in amending the Plan the Committee shall take into account whether the approval of the Company's shareholders of such amendment may be required in order to continue to qualify amounts paid pursuant to the Plan to Covered Employees as Performance-Based Compensation.
10.Compliance with Section 409A.
1.Payments Upon Termination of Service. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Plan on account of a Participant's termination of Service which constitutes “nonqualified deferred compensation” subject to Section 409A (“Deferred Compensation”) shall be paid unless and until the Participant has incurred a Separation from Service. Furthermore, if the Participant is a “specified employee” within the meaning of Section 409 as of the date of the Participant's Separation from Service, no amount that constitutes Deferred Compensation which is payable on account of the Participant's Separation from Service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant's Separation from Service or, if earlier, the date of the Participant's death following such Separation from Service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.
2.Installment Payments. It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.
3.Payment Upon Change in Control. Notwithstanding any provision of this Plan to the contrary, to the extent that any amount constituting Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A.
4.Prohibition of Acceleration of Payments. Notwithstanding any provision of this Plan to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Deferred Compensation, except as permitted by Section 409A. In no event may any Participant, directly or indirectly, designate the calendar year of any payment to be made under this Plan which constitutes Deferred Compensation, and to the extent an amount is payable within a specified time period, the time during such period at which such amount is paid shall be at the discretion of the Company.
5.Construction. The Company intends that income provided to Participants pursuant to this Plan will not be subject to taxation under Section 409A. The provisions of this Plan shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A. However, the Company does not guarantee any particular tax effect for income provided to Participants pursuant to this Plan. In any event, except for the Company's responsibility to withhold applicable income and employment taxes from compensation paid or provided to Participants, the Company shall not be responsible for the payment of any applicable taxes, penalties, interest, costs, fees, including attorneys' fees, or other liability incurred by any Participant on compensation paid or provided to the Participant pursuant to this Plan.

11.Miscellaneous Provisions.
1.Nontransferability of Awards. Prior to settlement in accordance with the provisions of the Plan, no Awards may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except by will or by the laws of descent and distribution. All rights with respect to an Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.
2.Rights as Employee. No person, even though eligible pursuant to Section 4, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee or interfere with or limit in any way the right of the Company to terminate the Participant's Service at any time.
3.Beneficiary Designation. Each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation shall be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.
4.Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of the Company. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
5.Applicable Law. The Plan shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.